UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BLUEPRINT MEDICINES CORPORATION

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blueprint MEDICINES

2023

Notice of Annual Meeting of Shareholders and Proxy Statement

Cyndi N.
Living with systemic mastocytosis

Dear Stockholders,

In 2022, we made important advancements toward our 2027 Blueprint for Precision at Scale, a five-year growth strategy to bring transformative precision therapies to large populations of patients with cancer and blood disorders.

Building on more than a decade of research and development success, we have built a portfolio of commercial medicines and strong organizational capabilities and global infrastructure. Our five-year strategy aims to achieve scale across three focus areas: mast cell disorders including systemic mastocytosis, or SM, EGFR-driven lung cancer, and CDK2-vulnerable breast and other cancers. As we achieve our goal of doubling our commercial portfolio and research and development productivity in this timeframe, we will dramatically expand our impact on patients globally and drive exceptional long-term financial performance.

In 2022, we more than doubled our commercial revenue by establishing AYVAKIT® (avapritinib) as the standard of care for advanced SM in the U.S. and initiating the commercial launch of AYVAKYT® (avapritinib) for advanced SM in the EU.

In 2023, we expect AYVAKIT net product revenues of $130 million to $140 million for currently approved indications, and anticipate additional product revenue resulting from a potential indication expansion in indolent SM. With more than $1 billion in cash and investments entering 2023 and continued strong product revenue growth anticipated over the next several years, we have an exceptionally strong financial foundation to achieve our ambitious vision.

Today, we are at the precipice of significant near-term growth in SM due to the compelling efficacy and safety results we saw in 2022 from the registration-directed PIONEER clinical trial of AYVAKIT in patients with indolent SM, an opportunity we estimate to be 15-fold larger than AYVAKIT’s approved advanced SM indication, if approved. In total, we believe SM represents more than a $1.5 billion global peak revenue opportunity.

In the PIONEER trial, AYVAKIT achieved the primary and all key secondary endpoints, demonstrating statistically significant and clinically meaningful impact on measures of mast cell burden, disease symptoms, and quality of life, along with a safety profile favorable to placebo plus best supportive care.

As we finalize preparations for a potential U.S. launch of AYVAKIT in indolent SM, we are uniquely positioned to deliver the first and only disease-modifying therapy to patients living with this disease.

We are building the foundation for additional blockbuster opportunities in lung and breast cancer with a research and development strategy focused on designing and developing potent and selective small molecule precision therapies with first- or best-in-class potential. Today, we are making important progress generating early clinical data for multiple therapeutic candidates for EGFR-driven lung cancer and CDK2-vulnerable breast cancer, and these results are informing development strategies to create value for patients and our shareholders.

We are purposefully evolving our corporate governance as our business continues to mature and we position Blueprint Medicines for growth, with an approach that is responsive to shareholder feedback and consistent with our peers in the biopharmaceutical industry.

We recently welcomed two new independent directors, Habib Dable and Dr. John Tsai, which also advanced our commitment to ensuring our board is comprised of directors who have the industry experience and expertise that directly maps to our business strategy and enables them to think ahead of the current state of the business. Our board is comprised of exceptionally competent leaders committed to the long-term mission of the business. In addition to diversity in expertise, our board represents strong demographic diversity with five of ten directors (50 percent) being diverse by gender or race/ethnicity today. All of our board committees are chaired and composed solely of independent directors and the leadership roles on all of our board committees are held by diverse board members either by gender or race/ethnicity.

We have also evolved multiple aspects of our governance having implemented an over-boarding policy, added proxy access provisions in our bylaws, adopted an average tenure goal of ten years or less for independent directors and, beginning in 2023, introduced performance-based restricted stock unit awards, or PSUs, to our equity incentive program, to further align the interests of our executive officers with our shareholders.

Blueprint Medicines Proxy Statement 2023 | -ii-

The future for Blueprint Medicines is bright because we have the people, portfolio, and capabilities to successfully execute on our strategy. Today, Blueprint Medicines is a successful global commercial-stage biopharmaceutical company with growing product revenue and a pipeline of promising programs. We have a clear strategic direction to achieve our goals and a culture of excellence intentionally built with participation at all levels. Finally, we have an impressive board of directors and a passionate team of employees and partners who are deeply committed to our vision for changing patient outcomes.

On behalf of our board of directors and employees, thank you for your continued support and investment in Blueprint Medicines.

Sincerely,

Kate Haviland
President, Chief Executive Officer, and Director
On Behalf of the Board of Directors

Cambridge, Massachusetts
April 28, 2023

Blueprint Medicines Proxy Statement 2023 | -iii-

Notice of Annual Meeting of

Stockholders to be held on June 21, 2023

Dear Stockholders

You are cordially invited to attend the 2023 annual meeting of stockholders of Blueprint Medicines Corporation to be held on Wednesday, June 21, 2023, at 3:30 p.m., Eastern Daylight Time, virtually via live webcast at http://www.virtualshareholdermeeting.com/BPMC2023, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the annual meeting. At the annual meeting, stockholders will consider and vote on the following matters:

Proposal No.	Description	Board Recommendation
PROPOSAL 1

Election of three Class II directors nominated by our board of directors, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders, or until their successor has been duly elected and qualified

FOR All Nominees
PROPOSAL 2	Approve a non-binding, advisory vote on the compensation paid to our named executive officers	FOR
PROPOSAL 3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR

In addition to the foregoing items of business, stockholders will be asked to consider and vote on any other business that may properly come before the annual meeting or any adjournment of postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on April 24, 2023 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. We encourage you to access the annual meeting before it begins. Online check-in to access the meeting will start shortly before the meeting on June 21, 2023. If you attend the annual meeting at http://www.virtualshareholdermeeting.com/BPMC2023, you may vote electronically during the meeting even if you have previously returned a proxy. Stockholders will also have the opportunity to submit questions during the annual meeting through http://www.virtualshareholdermeeting.com/BPMC2023. A technical support telephone number will be posted on the log-in page that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting online. However, whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Blueprint Medicines Proxy Statement 2023 | -iv-

Thank you for your ongoing support and continued interest in Blueprint Medicines Corporation.

By Order of the Board of Directors,

Tracey L. McCain, Esq.
Chief Legal and Compliance Officer

Cambridge, Massachusetts
April 28, 2023

Important Notice Regarding Internet Availability of Proxy Materials

We are furnishing proxy materials to our stockholders primarily via the Internet. On April 28, 2023, we mailed to our stockholders a Notice of Internet Availability, or Notice, containing instructions on how to access our proxy materials, including this proxy statement and our 2022 annual report. The Notice also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

A copy of this proxy statement and our 2022 annual report to stockholders are available at www.proxyvote.com.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Blueprint Medicines Proxy Statement 2023 | -v-

About Blueprint Medicines

In 2022, we more than doubled our commercial revenue with the launch of AYVAKIT®/AYVAKYT® (avapritinib):

● Established it as the standard of care for advanced SM in the U.S. ● Initiated commercial launch for advanced SM in the EU	● Doubled net product revenues ● Expect net product revenues in 2023 to be $130 million to $140 million for currently approved indications

(1) Includes GAVRETO® (pralsetinib) sales booked as revenue in 2020 and 2021.

(2) Includes Roche collaboration payments.

Today, we are at the precipice of significant near-term POTENTIAL growth in indolent SM

Submitted marketing applications for indolent SM to the U.S. Food and Drug Administration (FDA) and European Medicines Agency (EMA)

●	FDA accepted our supplemental new drug application and granted priority review, with a target action date of May 22, 2023
●	EMA validated our type 11 variation marketing authorization application, and we expect an approval decision in 2024

Indolent SM represents a specialty market with high medical need and a group of diagnosed patients, visible in U.S. claims data, who are being managed by an accessible prescriber base. We believe treating these patients presents us with a more than a $1.5 billion global peak revenue opportunity.

Blueprint Medicines Proxy Statement 2023 | -vi-

(1)U.S. claims data analyses on file, updated November 2022.
(2)Blueprint Medicines estimate.

We are building the foundation for additional opportunities in lung and breast cancer with blockbuster potential

●	Our research and development strategy focuses on designing and developing potent and selective small molecule precision therapies with first- or best-in-class potential in areas of high medical need.
●	Nominated 14 development candidates, obtained five FDA breakthrough therapy designations, and achieved global regulatory approvals for two medicines across five indications since we began operations in 2011.
●	Continued research and development investments with a focus on bringing innovation to large populations of patients with mast cell disorders, lung cancer, and breast cancer.
●	Assembled a robust pipeline of clinical- and research-stage programs across these focus areas, which are positioned to achieve milestones and create significant value in 2023 and beyond.

(1) Blueprint Medicines estimate.

(2) Based on company reports.

Blueprint Medicines Proxy Statement 2023 | -vii-

We are purposefully evolving our corporate governance as we continue to grow

Board Evolution

In the last 12 months, we welcomed two new independent directors: Habib Dable, former Chief Executive Officer of Acceleron Pharma, Inc., and Dr. John Tsai, former President of Global Drug Development and Chief Medical Officer at Novartis AG. Habib and John have extensive expertise in strategic leadership, commercial growth and organizational scale across global pharmaceutical and emerging biotechnology companies, as well as extensive experience bringing innovative therapies to market across multiple geographies and therapeutic areas.

Director Over-boarding Policy

Implemented an over-boarding policy that limits our directors to service on 4 public company boards (including ours) or 3 public company boards (including ours) for directors who are sitting public company chief executive officers. Our directors were generally supportive of the implementation of this policy.

Director Independence

80 percent of our directors are independent, including all of the chairs and members of our audit, compensation, and nominating and corporate governance committees.

In addition, in 2022, we adopted an average tenure goal of ten years or less for independent directors in our corporate governance guidelines.

Director Diversity

We advanced our commitment to diversity with five of ten directors (50 percent) being diverse by gender or race/ethnicity today and 80 percent of our board leadership roles being held by women or racial/ethnic minorities. For additional information, please see “Criteria, Qualifications, Experience and Diversity” and “Board Diversity Matrix.”

Executive Pay for Performance	Introduced PSU awards to our equity incentive program, beginning in 2023, to further align the interests of our executive officers with our shareholders.
Proxy Access Rights

Added a proxy access provision to our bylaws, providing that a shareholder (or a group of up to 20 shareholders) that has held at least three percent of the voting power of our stock for three or more years may include up to two directors in our proxy statement.

Stock Ownership Guidelines

Amended our stock ownership guidelines so that shares underlying vested and unexercised in-the-money stock options are excluded from the ownership calculation that is used to determine whether each covered persons’ stock ownership requirement has been met.

Corporate Responsibility

Adopted an updated Code of Business Conduct & Ethics and published our first Corporate Responsibility Report disclosing Environmental, Social and Governance, or ESG, sustainability and risk management performance metrics.

We continue to drive our Environmental, Social and Governance initiatives forward

At Blueprint Medicines, we believe that when we work together, the impact of our collective efforts can make a profound impact on patients, our employees and the communities where we live and work. We view our corporate responsibility efforts and ESG efforts as a journey and understand the importance of expanding our corporate citizenship and sustainability efforts.

Blueprint Medicines Proxy Statement 2023 | -viii-

We issued our first Corporate Responsibility (CR) Report in 2022 and are pleased to announce we will be publishing our 2023 CR Report shortly.

Patients and Families

Prioritizing patients first is our primary core value, and we are committed to providing patients with support and access to our therapies. Through our patient assistance program, YourBlueprint™, we support patient access through the treatment journey, including by providing free drug to eligible patients with inadequate or no insurance coverage.

At the end of 2022, approximately 500 patients were receiving commercial AYVAKIT in the U.S., with a majority of eligible patients participating in our co-pay support program.

Human Capital Management and Equity, Diversity and Inclusion

We are committed to creating an environment in which employees feel empowered and are enabled to do their best work. We foster a culture of equity, transparency, and curiosity that aims to create an environment in which all employees feel like they belong and have the opportunity to thrive. The success of our efforts is demonstrated by results from our 2022 Engagement and Enablement Employee Survey:

●	93% of our employees are proud to work at Blueprint Medicines.
●	95% percent of our employees understand how their role contributes to the goals of the company.

At Blueprint Medicines, we promote equity, diversity and inclusion, or ED&I, through activities and programs that increase understanding and celebrate the differences of our employees and the communities we serve, and that shape our efforts to recruit, retain, and develop a diverse and inclusive workforce:

●	7 of our 12 executive team members (58%) are diverse by gender or race/ethnicity.
●	56% of our global workforce identifies as female, with gender diversity represented at all management levels.
●	We were recognized as a Top Place to Work by The Boston Globe and Energage in 2022. In addition, we were recognized by Energage with 2022 Top Workplaces Culture Excellence Awards for DE&I Practices, Employee-Well Being, Professional Development, Appreciation, and Purpose & Values.

Environmental Impact

We believe human health is inextricably linked with our environment and responsible environmental stewardship is an important part of our company’s mission to help patients live better lives. Accordingly, we are committed to working with all of our stakeholders to understand and minimize our impact on the environment. As we continue to grow, we are working to expand our ability to track and report environmental performance metrics.

Blueprint Medicines Proxy Statement 2023 | -ix-

Blueprint Medicines Proxy Statement 2023 | -x-

Blueprint Medicines Proxy Statement 2023 | -xi-

Information Concerning Solicitation and Voting

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Blueprint Medicines Corporation for use at the annual meeting of stockholders to be held online on Wednesday, June 21, 2023, at 3:30 p.m., Eastern Daylight Time, and at any adjournment or postponement thereof. The annual meeting will be held entirely online this year at http://www.virtualshareholdermeeting.com/BPMC2023. We encourage all stockholders to attend the annual meeting online. However, whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Additional details regarding attending the virtual annual meeting and voting at the meeting are provided below in section entitled "Frequently Asked Questions Regarding the Annual Meeting and Voting".

Unless otherwise stated, all references to “us,” “our,” “Blueprint,” “Blueprint Medicines,” “we,” the “company” and similar designations refer to Blueprint Medicines Corporation and its consolidated subsidiaries. References to our website are inactive textual references only, and the contents of our website are not incorporated by reference into this proxy statement.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this proxy statement, the related proxy card and our 2022 annual report to stockholders available to stockholders for the first time on or about April 28, 2023.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139 or by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov and the “Investors & Media—SEC Filings” section of our website, which is located at http://ir.blueprintmedicines.com.

Blueprint Medicines Proxy Statement 2023 | 1

PROPOSAL 1

Election of Directors

Our board of directors is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the board of directors.

The term of office of our Class II directors, Alexis Borisy, Lonnel Coats and Kathryn Haviland, will expire at the 2023 annual meeting of stockholders. The nominees for Class II directors for election at the 2023 annual meeting of stockholders are Messrs. Borisy and Coats and Ms. Haviland. If any of Messrs. Borisy and Coats and Ms. Haviland are elected at the 2023 annual meeting of stockholders, such individual will be elected to serve for a three-year term that will expire at our 2026 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form will be voted for Messrs. Borisy and Coats and Ms. Haviland or, in the event that any of Messrs. Borisy and Coats and Ms. Haviland is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF ALEXIS BORISY, LONNEL COATS, AND KATHRYN HAVILAND, TO SERVE AS CLASS II DIRECTORS.

Information Regarding Directors

Set forth below are the names and certain information for each member of our board of directors, including the nominees for election as Class II directors, as of March 31, 2023. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which the individual has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our board of directors to conclude that the individual should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics that the nominating and corporate governance committee expects of each director, which are described in “—Director Nomination Process.”

There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Class I Directors
Jeffrey W. Albers	51	Chairperson of the Board
Mark Goldberg, M.D. (1)(2)	68	Director
Nicholas Lydon, Ph.D.	66	Director
John Tsai, M.D.	55	Director
Class II Director Nominees
Alexis Borisy	51	Director
Lonnel Coats (1)(3)	58	Director
Kathryn Haviland	47	President and Chief Executive Officer, Director
Class III Directors
Daniella Beckman (1)	44	Director
Lynn Seely, M.D. (2)(3)	64	Lead Independent Director
Habib Dable (2)(3)	53	Director
(1)	Member of the audit committee. (2) Member of the compensation committee. (3) Member of the nominating and corporate governance committee.

Blueprint Medicines Proxy Statement 2023 | 2

CLASS II DIRECTOR NOMINEES
TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Alexis Borisy Co-Founder and Operating Chairman, Curie.Bio Age: 51 Director since: 2011 Committees: None

Experience

●
Co-Founder, Operating Chairman (2022 – present), Curie.Bio, Inc., a venture capital firm focused on helping entrepreneurial founders launch therapeutics companies
●
Co-Founder (formed in 2021), IDRx, Inc., a biopharmaceutical company focused on precision combination oncology therapies
●
Co-Founder, Executive Chairman (2021 – present), Chairman and Chief Executive Officer (2020 – 2021), EQRx Inc., a pharmaceutical company focused on developing and expanding access to innovative medicines in prevalent disease areas
●
Co-Founder, Interim Chief Executive Officer (2013 – 2014), Blueprint Medicines
●
Partner (2010 – 2019), Third Rock Ventures, a life sciences venture capital firm focused on the formation, development, and strategy of new companies
●
Co-Founder, Chairman (2011 – 2017 when acquired by Roche), Interim Chief Executive Officer (2009 – 2011), Foundation Medicine, Inc., a molecular insights company focused on genomic profiling
●
Founder, Chief Executive Officer (2000 – 2009), CombinatoRx, Inc., a biopharmaceutical company focused on synergistic combination pharmaceuticals

Qualifications

Mr. Borisy brings strong business judgement and industry knowledge acquired over the past 25 years through his time spent building, operating and investing in breakthrough life sciences-based companies. Mr. Borisy has extensive corporate leadership experience, which he gained as a co-founder, chief executive officer, chairman or founding investor of more than 15 life sciences companies, 10 of which were listed on the Nasdaq, as well as M&A expertise acquired while in such leadership positions.

Education

●
B.S., Chemistry, University of Chicago
●
M.S., Chemistry and Chemical Biology, Harvard University

Other Current Public Boards*

●
Revolution Medicines, Inc., member of the Compensation and Nominating and Corporate Governance committees (2014 – present)
●
Relay Therapeutics, Inc., Chairman and member of the Audit, Compensation, and Research and Development committees (2016 – present)
●
Tango Therapeutics, Inc., Chairman and member of the Audit and Compensation committees (2017 – present)
●
EQRx Inc., Executive Chairman (2020 – present)
●
OPKO Health, Inc. (2022 – present)

Former Public Boards

●
Magenta Therapeutics, Inc. (2015 – 2022)
●
CombinatoRx, Inc. (2000 – 2019)
●
Editas Medicine, Inc. (2013 – 2018)
●
Foundation Medicine (2009 – 2018)
●
FORMA Therapeutics, Inc. (2007 – 2012)

Blueprint Medicines Proxy Statement 2023 | 3

Lonnel Coats Chief Executive Officer, Lexicon Pharmaceuticals Age: 58 Independent Director since: 2016 Designated Audit Committee Financial Expert Committees: Audit Nominating & Corporate Governance, Chair

Experience

●
Chief Executive Officer (2014 – present), Lexicon Pharmaceuticals, Inc., a biopharmaceutical company pioneering medicines for a range of diseases including neuropathic pain, heart failure, diabetes, and metabolism
●
Served in a series of leadership positions at Eisai Inc. and Eisai Corporation of North America, both of which are U.S. subsidiaries of Tokyo-based pharmaceutical company Eisai Co., Ltd. (1996 – 2014), including Chief Executive Officer, Eisai Inc. (2010 – 2014), and President and Chief Operating Officer, Eisai Inc. (2004 – 2010)
●
Held a variety of sales and management positions at Janssen Pharmaceuticals, Inc., a division of Johnson & Johnson (1988 – 1996)

Qualifications

Mr. Coats’ industry knowledge, pipeline development and commercial experience, as well as his financial and leadership expertise make him a valuable contributor to our board of directors. He brings a practical perspective and provides in-depth industry knowledge on managing operations of a global life sciences company, including commercial and financial management strategies. Mr. Coats is a designated audit committee financial expert with experience in matters faced by the audit committee of a company with life sciences product revenues and related expenses.

Education

●
B.S., Public Administration, Oakland University

Other Current Public Boards

●
Lexicon Pharmaceuticals, Inc. (2014 – present)
●
Verve Therapeutics, Inc., member of the Audit Committee (2022 – present)

Blueprint Medicines Proxy Statement 2023 | 4

Kathryn Haviland President and Chief Executive Officer, Blueprint Medicines Age: 47 Director since: 2022 Committees: None

Experience

●
President and Chief Executive Officer (2022 – present), Chief Operating Officer (2019 – 2022), Chief Business Officer (2016 – 2019), Blueprint Medicines
●
Vice President, Rare Diseases and Oncology Program Leadership (2014 – 2015), Idera Pharmaceuticals, Inc., a biopharmaceutical company focused on oncology and inflammation (now Aceragen, Inc.)
●
Head of Commercial Development (2012 – 2014), Sarepta Therapeutics, Inc., a biopharmaceutical company focused on rare diseases
●
Executive Director of Commercial Development (2007 – 2012), PTC Therapeutics, Inc., a pharmaceutical company focused on small molecule drugs and gene therapy
●
Held various corporate development and project management roles (2005 – 2007) at Genzyme Corporation, a biotechnology company that is now a wholly-owned subsidiary of Sanofi

Qualifications

Ms. Haviland brings strong business judgment to our company, honed through her extensive career with over 15 years’ experience in senior executive positions at biopharmaceutical companies. Ms. Haviland has a deep understanding of our business, as well as the life sciences and biopharmaceutical industries, that informs and supports our vision, infrastructure and operations. In addition, Ms. Haviland has extensive expertise with financial management, corporate strategy, pipeline development, commercialization, business development and investor relations, which make her a valuable contributor to our board of directors and executive team.

Education

●
B.A., Biochemistry/Molecular Biology and Economics, Wesleyan University
●
M.B.A., Harvard Business School

Other Current Public Boards

●
Fulcrum Therapeutics, Inc., Chairperson and member of the Audit and Nominating and Corporate Governance committees (2018 – present)

Blueprint Medicines Proxy Statement 2023 | 5

CLASS III DIRECTORS
TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Daniella Beckman Chief Financial Officer, Tango Therapeutics Age: 44 Independent Director since: 2021 Designated Audit Committee Financial Expert Committees: Audit, Chair

Experience

●
Chief Financial Officer (2019 – present), Tango Therapeutics, Inc., a biotechnology company focused on precision medicine in oncology
●
Provided consulting services and served as the interim Chief Financial Officer for biotechnology companies (2015 – 2019)
●
Chief Financial Officer (2011 – 2014 when acquired by Merck), Corporate Controller (2008 – 2011), Idenix Pharmaceuticals, Inc., a biopharmaceutical company focused on viral diseases
●
Held various finance positions at Coley Pharmaceutical Group, Inc. (2006 – 2008), Biogen Inc. (2004 – 2006), and PricewaterhouseCoopers (2000 – 2004)

Qualifications

Ms. Beckman’s expertise with investor relations and cybersecurity oversight, along with her business and financial experience, make her a strong contributor to our board of directors. Ms. Beckman has worked in both private and publicly traded companies in the biotechnology industry and has honed her leadership experience while serving as the Chief Financial Officer of Tango Therapeutics. Ms. Beckman’s experiences provide a valuable perspective on the current issues facing the company.

Education

●
B.A., Business Administration and Accounting, Boston University

Other Current Public Boards

●
Vor Biopharma Inc., Chair of the Audit committee and member of the Compensation Committee (2020 – present)

Former Public Boards

●
Translate Bio, Inc., Chair of both the Audit and Nomination and Corporate Governance committees (2017 – 2021)
●
5:01 Acquisition Corp., Chair of the Audit committee and member of the Nomination and Corporate Governance committee (2020 – 2022)

Blueprint Medicines Proxy Statement 2023 | 6

Lynn Seely, M.D.

President and Chief Executive Officer, Lyell Immunopharma

Age: 64

Independent Director since: 2016

Lead Independent Director since: 2021

Committees:

Compensation, Chair

Nominating and Corporate Governance

Experience

●
President and Chief Executive Officer (2022 – present), Lyell Immunopharma, Inc., a clinical-stage T-cell reprogramming company advancing a diverse pipeline of cell therapies for patients with solid tumors
●
President and Chief Executive Officer (2016 – 2021), Myovant Sciences, Inc., a biopharmaceutical company focused on developing and commercializing innovative therapies for women’s and men’s health
●
Chief Medical Officer (2005 – 2015), Medivation, Inc., prior to its acquisition by Pfizer
●
Held various finance positions at Anevisa, Inc. (formerly Corgentech Inc.) (2002 – 2005), Cytyc Health Corporation (2001 – 2002), and ProDuct Health, Inc. (2000 – 2001)
●
Began her career in the industry as an Associate Director of Clinical Development (1996 – 2000), Chiron Corporation

Qualifications

Dr. Seely’s leadership experience and industry knowledge, developed during her extensive career in the healthcare and life sciences sector, make her a valuable contributor as our lead independent director. Her service as Chief Executive Officer of Myovant Sciences and Chief Medical Officer of Medivation give her a unique understanding of the operations of a company at our stage of growth. Her experiences with pipeline development and commercialization provide her with a valuable understanding of the scientific and regulatory landscape and potential issues we may face throughout the commercialization process.

Education

●
B.A., Journalism, University of Oklahoma
●
M.D., University of Oklahoma College of Medicine
●
Completed residency and served as chief resident in internal medicine, Yale-New Haven Hospital
●
Completed fellowship in endocrinology and metabolism, University of California, San Diego

Other Current Public Boards

●
Lyell Immunopharma, Inc. (2021 – present)

Former Public Boards

●
Myovant Sciences, Inc. (2016 – 2021)

Blueprint Medicines Proxy Statement 2023 | 7

Habib Dable Part-time Venture Partner, RA Capital Management, L.P. Age: 53 Independent Director since: 2022 Committees: Compensation Nominating and Corporate Governance

Experience

●
Part-time Venture Partner (2022 – present), RA Capital Management, L.P., a multi-stage investment management firm that invests in public and private healthcare and life science companies
●
Advisor (2022 – present), GLG Institute, a firm providing leadership and operational guidance to healthcare and life sciences companies
●
President and Chief Executive Officer (2016 – 2021 when acquired by Merck), Acceleron Pharma Inc., a biopharmaceutical company targeting leading-edge therapies for patients with serious and rare diseases
●
Held positions of increasing responsibility at Bayer (1994 – 2016), including President of U.S. Pharmaceuticals; Executive Vice President, Global Head Specialty Medicine; Vice President, Ophthalmology; Global Launch Team Head, EYLEA®; Global Head, Neurology and Ophthalmology; and Vice President, Regional Head, Hematology and Cardiology

Qualifications

Mr. Dable brings deep commercial expertise across multiple therapeutic categories from a successful 20-year career at Bayer, along with operational, investor relations and M&A experience as Chief Executive Officer of Acceleron Pharma and a board member for multiple public companies. With a diverse set of perspectives on our industry, he provides valuable guidance and support to our executive team and board of directors.

Education

●
B.B.A., Marketing and Finance, University of New Brunswick
●
M.B.A., University of New Brunswick

Other Current Public Boards

●
PepGen Inc. (2022 – present)

Former Public Boards

●
Acceleron Pharma Inc. (2016 – 2021)
●
Millendo Therapeutics (2018 – 2021)
●
Albireo Pharma (2022 – 2023)

Blueprint Medicines Proxy Statement 2023 | 8

CLASS I DIRECTORS
TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Jeffrey W. Albers Venture Partner, Atlas Venture Age: 51 Director since: 2014 Chairperson of the Board since: 2021 Committees: None

Experience

●
Chairperson of the Board (2021 – present), Executive Chairman (2022 – 2023), President and Chief Executive Officer (2014 – 2022), Blueprint Medicines
●
Venture Partner (2023 – present), Atlas Venture, an early-stage venture capital firm that invests in life sciences startup companies in the U.S.
●
President (2012 – 2014), Algeta ASA, a Norwegian biopharmaceutical company focused on novel targeted oncology therapies
●
Held positions, most recently Vice President of the U.S. Hematology and Oncology business unit, at Genzyme Corporation, a biotechnology company that is now a wholly-owned subsidiary of Sanofi (2005 – 2011)

Qualifications

Mr. Albers has demonstrated strong leadership qualities throughout his service as a senior executive in the biopharmaceutical industry, as well as a venture capitalist and attorney. He has extensive experience in commercialization, research and development, business development and investor relations. As our former chief executive officer and executive chairman, he brings an innovative global perspective to our business and the issues facing our company. He also provides strong guidance to our board of directors and executive team with respect to our corporate strategy and future growth.

Education

●
B.S., Indiana University
●
M.B.A., Georgetown University
●
J.D., Georgetown University

Other Current Public Boards

●
Magenta Therapeutics, Inc., member of the Audit and Compensation committees (2017 – present)
●
Kymera Therapeutics, Inc. (2020 – present), Chair of the Compensation committee (2022 – present)

Blueprint Medicines Proxy Statement 2023 | 9

Mark Goldberg,
M.D.

Lecturer in Medicine, Medicine at Harvard Medical School, and Faculty Member, Hematology Division, Brigham and Women’s Hospital

Age: 68

Independent Director since: 2015

Committees:

Audit

Compensation

Experience

●
Board certified hematologist/oncologist (retired)
●
Lecturer in Medicine, Harvard Medical School (2021 – present)
●
Faculty Member, Hematology Division, Brigham and Women’s Hospital (1987 – present)
●
Associate Professor in Medicine, Harvard Medical School (1996 – 2021)
●
Staff Physician, Dana-Farber Cancer Institute (1996 – 2018)
●
Advisor (2018 – present), Acting Chief Medical Officer (2015 – 2018), CANbridge Life Sciences Ltd., a biopharmaceutical company focused on rare diseases and rare oncology
●
Member (2019 – present), National Board of Directors of American Cancer Society (ACS); Chair (2017 – 2020) and member (2017 - present) ACS Eastern New England Area Board; Member (2010 – 2017), ACS New England Division Board
●
Served as an advisor and previously held various executive positions of increasing responsibility (2011-2015 when acquired by Alexion), including as Executive Vice President, Medical and Regulatory Strategy, at Synageva BioPharma Corp., a biopharmaceutical company focused on rare diseases
●
Served in various management capacities of increasing responsibility (1996 – 2011), including as Senior Vice President, Clinical Development and Global Therapeutic Head, Oncology, Genetic Health, and Chairman of the Early Product Development Board, at Genzyme Corporation, a biotechnology company that is now a wholly-owned subsidiary of Sanofi

Qualifications

Dr. Goldberg has extensive industry knowledge and healthcare experience acquired through his career as a physician and scientist, as well as senior leadership roles held through all stages of early product development in oncology and rare diseases. His scientific and medical expertise provide our board of directors and executive team with invaluable perspective on the issues facing our company as we continue to advance a broad pipeline of innovative therapies.

Education

●
A.B., Biochemical Sciences, Harvard College
●
M.D., Harvard Medical School

Other Current Public Boards

●
ImmunoGen, Inc., member of the Compensation and Governance and Nominating committees (2011 – present)
●
GlycoMimetics, Inc., Chair of the Nominating and Corporate Governance and member of the Compensation committee (2014 – present)
●
Avacta Group plc (2021 – present)

Former Public Boards

●
Idera Pharmaceuticals, Inc. (2014 – 2022)
●
Audentes Therapeutics, Inc. (2017 – 2020 when acquired by Astellas Pharma Inc.)
●
aTyr Pharma, Inc. (2015 – 2017)

Blueprint Medicines Proxy Statement 2023 | 10

Nicholas Lydon, Ph.D., FRS Scientific Founder, Blueprint Medicines Age: 67 Director since: 2011 Committees: None

Experience

●
Scientific Founder, Blueprint Medicines
●
Co-Founder, IDRx, Inc. (formed in 2021), a biopharmaceutical company focused on precision combination oncology therapies
●
Co-Founder, Scientific Advisor and board member (2019 – present), Recludix Pharma Inc., a drug discovery company focused on STAT3 and STAT6 inhibitors
●
Co-Founder and Managing Member (2019 – present), VB Therapeutics LLC, a biotechnology company developing targeted T-cell mediated clonal diseases
●
Co-Founder and Managing Member (2019 – present), Staurus Biopharma, LLC, a privately held biopharmaceutical company developing antibody treatments for MRSA infections
●
Co-Founder, Scientific Advisor and board member (2006 – 2019), AnaptysBio Inc., a biotechnology company focused on autoimmune disease
●
Scientific Advisor and board member (2003 – 2011), Ambit Biosciences Corp., a biopharmaceutical company focused on kinase inhibitor therapeutics to treat a range of diseases
●
Vice President, Small Molecule Drug Discovery, Amgen Inc. (2000 – 2002)
●
Founder and Chief Executive Officer (1997 – 2000 when acquired by Amgen), Kinetix Pharmaceuticals, Inc., a biotechnology company focused on the discovery and development of selective protein kinase inhibitors
●
Oversaw tyrosine protein kinase program, including the discovery and preclinical development of imatinib, at Ciba-Giegy AG (now Novartis AG) (1985 – 1997)

Qualifications

Dr. Lydon is a renowned scientific leader in the field of kinase drug discovery and development, who made central contributions to the discovery of Gleevec (imatinib), one of the most successful targeted therapies developed to date, as well as other approved medicines. Beyond his scientific expertise, he also has extensive industry knowledge and leadership experience garnered from forming and leading multiple life science companies over the last two decades. His research and development expertise, along with his experience on public company boards, provides important perspective to our executive team and board of directors informing our research and development and corporate strategy.

Education

●
B.S., Biochemistry and Zoology, University of Leeds, England
●
Ph.D., Biochemistry, Medical Sciences Institute, University of Dundee, Scotland

Former Public Boards

●
AnaptysBio Inc. (2006 – 2019)

Blueprint Medicines Proxy Statement 2023 | 11

John Tsai, M.D. Former President, Global Drug Development and Chief Medical Officer, Novartis Age: 55 Independent Director since: 2023 Committees: None

Experience

●
President, Global Drug Development and Chief Medical Officer (2018 – 2022), Novartis AG
●
Chief Medical Officer and Senior Vice President of Global Medical Affairs (2017 – 2018), Amgen Inc.
●
Held positions of increasing responsibility within the Medical and Drug Development organizations at Bristol-Myers Squibb (2006 – 2017), including Head of Late Phase Development and Oncology Development Leader, Head of Worldwide Medical Affairs, Chief Medical Officer Europe, Head of U.S. Medical, and Vice President, Cardiovascular and Metabolic Disease Area
●
Held drug development roles at Pfizer and management development roles at GE

Qualifications

Dr. Tsai’s industry knowledge developed during his nearly two decades in the biotechnology and pharmaceutical industry make him an important contributor to our board of directors. As Chief Medical Officer at both Novartis AG and Amgen, Dr. Tsai gained deep experience and insight overseeing strategy across broad portfolios, early- to late- stage research and development, commercial launches, medical affairs best practices, the global regulatory landscape for new medicines, engineering work across cutting edge technologies and leading teams through breakthrough advancements, all of which are highly valuable to a company at our stage of growth.

Education

●
B.S., Electrical Engineering, Washington University in St. Louis
●
M.D., University of Louisville School of Medicine

Blueprint Medicines Proxy Statement 2023 | 12

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted.

CORPORATE GOVERNANCE CHANGES

●	Welcomed two new independent directors with experience and skillsets aligned with our growth profile: Habib Dable, former Chief Executive Officer of Acceleron Pharma, Inc., in June 2022, and Dr. John Tsai, former President of Global Drug Development and Chief Medical Officer at Novartis AG, in January 2023.
●	80 percent of our directors are independent, including all of the chairs and members of our audit, compensation, and nominating and governance committees.
●	Adopted an average tenure goal of ten years or less for independent directors.
●	Advanced our commitment to diversity, with five of ten directors (50 percent) being diverse by gender or race/ethnicity today and all of our board leadership roles on all of our board committees are held by diverse board members either by gender or race/ethnicity.
●	Implemented an over-boarding policy that limits our directors to service on four public company boards (including ours) or three public company boards (including ours) for directors who are sitting public company chief executive officers with support of our board of directors. Alexis Borisy has committed to be in compliance with our newly-effective over-boarding policy within the next 12 months and, accordingly, our nominating and corporate governance committee has granted Mr. Borisy a limited exception. See “Board Response to Stockholder Feedback” below.
●	Broadened the federal forum provision in our bylaws to specify the district courts of the United States as the exclusive forum for federal securities law matters instead of the prior limit to the United States District Court for the District of Massachusetts.
●	Adopted a PSU program for our executive officers, including our chief executive officer and other named executive officers beginning in 2023. These PSUs are based on achieving a certain level of company total shareholder return over a three-year performance period, relative to the S&P Biotech Industry Select Index.
●	Amended our stock ownership guidelines so that shares underlying vested and unexercised in-the-money stock options are excluded from the ownership calculation that is used to determine whether each covered persons’ stock ownership requirement has been met.

CORPORATE GOVERNANCE STRENGTHS

We are committed to exercising good corporate governance practices. We believe that good governance promotes the long-term interests of our stockholders and strengthens the accountability of our board of directors and management. Our corporate governance practices are primarily designed to:

Enhance independent oversight	Increase accountability to stockholders	Ensure a fit-for-purpose board	Align interests with long-term stockholders
Eight of ten directors (80%) are independent*	Rigorous investor engagement program	Purposeful board evolution to continue to align director experience and skills with company growth plans	Significant portion of executive total compensation value dependent upon stock price performance

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Board committees composed of all independent directors, including chairs	Periodically conduct board and committee self-evaluations	Commitment to ensuring the board represents diversity of tenure, gender, race/ethnicity, and experience	Stock ownership guidelines for directors and executives
Designated lead independent director	Annual advisory approval of executive compensation	Adoption of director over-boarding policy	No margin accounts, pledging or hedging of company shares

* This figure is based on the Nasdaq Listing Rules for director independence.

CORPORATE GOVERNANCE MATERIALS

Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors & Media — Corporate Governance” section of our website, which is located at http://ir.blueprintmedicines.com. Alternatively, you can request a copy of any of these documents by contacting us at Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139, Attn: Investor Relations, telephone: (617) 714-6674, e-mail: ir@blueprintmedicines.com.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our board of directors has adopted a written code of business conduct and ethics, which we updated in 2022, that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of our code of business conduct and ethics is available on the “Investors & Media — Corporate Governance” section of our website, which is located at http://ir.blueprintmedicines.com. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K.

Our board of directors has also adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders, which we updated in 2022. A copy of our corporate governance guidelines is available on the “Investors & Media — Corporate Governance” section of our website, which is located at http://ir.blueprintmedicines.com.

RISK OVERSIGHT

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each committee of our board of directors also oversees the management of our company risk that falls under the committee’s particular purview and within its areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our audit committee oversees our policies and programs related to our financial and accounting systems, accounting policies and investment strategies, internal audit function, and cybersecurity. The audit committee also is responsible for addressing risks arising from related party transactions, if any. Our chief executive officer reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from

Blueprint Medicines Proxy Statement 2023 | 14

our independent registered public accounting firm and our chief executive officer. In early 2023, our board of directors designated oversight of human capital management, including recruiting, retention, career development, and ED&I, to the compensation committee. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities. Our compensation committee oversees risks associated with our compensation policies and practices to help ensure that such policies and practices do not incentivize or encourage excessive risk-taking. Our nominating and corporate governance committee oversees risks related to our governance structure and succession planning.

BOARD DETERMINATION OF INDEPENDENCE

Our board of directors annually undertakes a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Jeffrey W. Albers and Kathryn Haviland, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Mr. Albers is not an independent director under Rule 5605(a)(2) because he was employed as our president and chief executive officer through April 3, 2022 and as our executive chairman through December 31, 2022, and currently serves as a consultant to the company. Ms. Haviland is not an independent director under Rule 505(a)(2) because she is currently employed as our president and chief executive officer and was previously employed as our chief operating officer through April 3, 2022. Our board of directors also determined that each of: Daniella Beckman, Lonnel Coats and Mark Goldberg, who comprise our audit committee, Lynn Seely, Habib Dable and Mark Goldberg, who comprise our compensation committee, and Lonnel Coats, Habib Dable and Lynn Seely, who comprise our nominating and corporate governance committee, satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable, including in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A3 under the Exchange Act and in the case of all members of the compensation committee, the independence requirements contemplated by Rule 10C1 under the Exchange Act. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

DIRECTOR NOMINATION PROCESS

The process followed by our nominating and corporate governance committee of our board of directors to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

CRITERIA, QUALIFICATIONS, EXPERIENCE AND DIVERSITY

In considering whether to recommend to our board of directors any candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, accomplishments in the candidate’s respective field, the candidate’s reputation for high ethical and moral standards, the candidate’s time and ability to devote to the affairs of the company, and to the extent applicable, the candidates history of actively contributing to any boards of directors on which the candidate previously served.

The director biographies on pages 10-19 of this proxy statement provide details regarding each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and

Blueprint Medicines Proxy Statement 2023 | 15

our board of directors to conclude such individual should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees collectively possess the skill sets and specific experience desired of our board of directors as a whole.

The following table and pie charts provide information regarding our board of directors:

	Albers	Beckman	Borisy	Coats	Dable	Goldberg	Haviland	Lydon	Seely	Tsai
Industry Knowledge Broad experience across leadership roles or functional expertise with respected life sciences companies or organizations.	•	•	•	•	•	•	•	•	•	•
Recent Experience as a CEO of a Public Company A track record of strategic thinking, growth or innovation through experience as a CEO of a public company.	•		•	•	•		•		•
Commercialization Experience Experience developing commercial strategies or distinctive brands, including product launches, market development, geographical expansion, and lifecycle strategies.	•			•	•	•	•		•	•
Research and Pipeline Development Experience Deep experience with discovering or advancing innovative therapies from the bench through clinical development.	•		•			•	•	•	•	•

Medical Experience
Ability to leverage medical experience gained through earning an M.D. or through medical practice to help inform our strategy for bringing meaningful innovations to patients and healthcare providers.

						•			•	•
Regulatory Experience Experience shaping global regulatory strategies for breakthrough or innovative therapies.						•			•	•
Financial Experience* Financially knowledgeable through experience as a CFO, as a CEO supervising CFOs, and/or service on public company audit committees.	•	•	•	•	•	•	•		•

Capital Markets and M&A Experience
Deep experience in financings, capital allocation, investments or mergers and acquisitions (M&A) through public company or venture capital leadership roles or stewardship of M&A transactions.

	•	•	•	•	•	•	•	•	•
Public Board Experience Experience through service on public company boards to help advise and oversee the strategic direction and continuing evolution of life sciences companies.	•	•	•	•	•	•	•	•	•
Investor Perspective Insights and experience gained through overseeing investor relations functions.	•	•		•	•		•		•
Cybersecurity Oversight Experience Experience gained through oversight of information technology functions.		•			•		•
Independence		•	•	•	•	•		•	•	•
Age	51	44	51	58	53	68	47	67	64	55
Tenure on Board (approx. years as of March 31, 2023)	9	1	12	7	<1	8	<1	12	7	<1
Gender	M	F	M	M	M	M	F	M	F	M
Ethnic or Racial Minority				•						•
Blueprint Board Leadership Role**	•	•		•					•

*      Ms. Beckman and Mr. Coats are our designated audit committee financial experts, pursuant to SEC rules and regulations.

Blueprint Medicines Proxy Statement 2023 | 16

**    The Blueprint board leadership designation includes Chairperson of the Board, Lead Independent Director or Chair of a board committee.

INDEPEDENCE

80%
Independent

DIVERSITY

50%
Women and / or racial and ethnic minorities

TENURE OF INDEPENDENT DIRECTORS

>10 years, 25%
5-10 years, 37.5%
<5 years, 37.5%

AGE

55-65 years, 30%
>65 years, 20%
<55 years, 50%

BOARD LEADERSHIP ROLES HELD BY DIVERSE MEMBERS

80%
Women and / or racial and ethnic minorities

BOARD DIVERSITY

Our nominating and corporate governance committee and our board of directors are committed to equity, diversity and inclusion. We believe that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. While our nominating and corporate governance committee does not assign any particular weighting of diversity or any other characteristic, the committee and our board of directors consider diversity, including with respect to gender, race and national origin, in evaluating nominees and directors. Our nominating and corporate governance committee’s and our board of directors’ priority in selecting board members is identification of individuals who will further the interests of our stockholders.

Blueprint Medicines Proxy Statement 2023 | 17

The table below provides certain highlights relating the composition and diversity of our board of directors. Each of the categories listed in the below table has the meaning used in Nasdaq Listing Rule 5605(f).

BOARD DIVERSITY MATRIX (AS OF MARCH 31, 2023)
Total Number of Directors	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	7	—	—
Number of Directors who Identify in Any of the Categories Below:	—	—	—	—
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—

STOCKHOLDER NOMINATIONS

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to the amount of our beneficially owned common stock held by the stockholder or group of stockholders making the recommendation as of the date such recommendation is made, to Blueprint Medicines Corporation, Attention: Nominating and Corporate Governance Committee, 45 Sidney Street, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends their election, then their name will be included in our proxy card for the next annual meeting.

Our amended and restated bylaws also provide for proxy access that allows qualifying stockholders to directly nominate director candidates for consideration at an annual meeting and have such candidate be included in our proxy materials for the applicable stockholder meeting. The key elements of our proxy access bylaw provisions are as follows:

●	Ownership Threshold and Holding Period Available to stockholders owning 3% or more of our shares continuously for three years or more.
●	Number of Board Seats
Total number of proxy access nominees is capped at the greater of (i) two or (ii) 25% of the number of directors in office as of the last day on which a notice of nomination of a director nominee by a stockholder may be timely delivered pursuant to and in accordance with the amended and restated bylaws.
●	Aggregation Limits 20-stockholder limit on the number of stockholders who can aggregate their shares to satisfy the 3% ownership requirement.
●	Future Ineligibility Any proxy access nominee who fails to receive at least 25% of the shares eligible to vote may not be re-nominated as a proxy access nominee for the next two annual meetings.

The above table is only a summary of our proxy access provisions in our bylaws and is qualified in its entirety by our amended and restated bylaws. A stockholder who wishes to nominate a proxy access nominee to be

Blueprint Medicines Proxy Statement 2023 | 18

considered for election as a director at the 2023 annual meeting of stockholders must follow the procedures set forth in our bylaws as well as under “Stockholder Proposals.”

BOARD LEADERSHIP STRUCTURE

Under our corporate governance guidelines, the positions of chairperson our board of directors and of chief executive officer may, but need not be, the same person. Additionally, our corporate governance guidelines provide that if the chairperson of the board of directors is not an independent director, then the independent directors may elect one independent director to serve as the lead independent director.

Jeffrey W. Albers has served as a director since 2014 and as the chairperson of our board of directors since June 2021. Mr. Albers possesses detailed and first-hand knowledge of the issues, opportunities, and challenges facing our business, making him well-suited to preside over meetings of, and oversee, our board of directors. Because Mr. Albers was employed by us in his role as president and chief executive officer through April 3, 2022, and continued to be employed by us in his role as executive chairman through December 31, 2022, and currently serves as a consultant to the company, our board of directors did not consider him to be an “independent” director in his role as executive chairman of the board of directors and does not currently consider him to be “independent” in his role as chairperson of the board of directors. Accordingly, in June 2021, our board of directors designated Lynn Seely as our lead independent director. Dr. Seely’s service as lead independent director provides an effective independent voice in our leadership structure, encouraging objective oversight of management’s performance and enhancing the effectiveness of the board of directors as a whole. As lead independent director, Dr. Seely presides over meetings of our independent directors, serves as a liaison between our chairperson and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors has three standing committees that currently consist of, and are chaired by, independent directors. Our board of directors’ delegates substantial responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. Meanwhile, the extensive company-specific experience and expertise of Mr. Albers and Ms. Haviland, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders.

We believe that our current leadership structure provides effective independent director oversight of management, while allowing our board to benefit from Mr. Albers’ and Ms. Haviland’s experience and leadership in our business, enabling Mr. Albers and Ms. Haviland to act as key links between our board of directors and other members of management and enhancing our ability to communicate our strategy clearly and consistently to our investors, employees and partners. We and our board of directors continue to review the leadership structure of the board on a regular basis.

BOARD OF DIRECTOR MEETINGS AND ATTENDANCE

Our board of directors held eight meetings and acted by unanimous written consent eight times during the year ended December 31, 2022. During the year ended December 31, 2022, each of the directors then in office attended over 90% of the aggregate of the number of meetings of our board of directors and the number of meetings held by all committees of the board of directors on which such director then served.

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. All members of our board of directors who were then directors attended our 2022 annual meeting of stockholders other than Mr. Rowland, whose term expired at our 2022 annual meeting of stockholders.

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COMMITTEES OF THE BOARD OF DIRECTORS

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors & Media — Corporate Governance” section of our website, which is located at http://ir.blueprintmedicines.com. We had previously established a research and development committee but in 2021, pursuant to our non-employee director compensation policy, we ceased paying the research and development committee chair and members retainers for membership on that committee. The research and development committee was dissolved in 2022.

AUDIT COMMITTEE

Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
●	recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
●	approving all Quarterly Reports on Form 10-Q;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing quarterly earnings releases as well as any other press releases containing financial information.

The current members of our audit committee are Daniella Beckman, Lonnel Coats and Mark Goldberg. Ms. Beckman serves as chair of the audit committee. Charles A. Rowland served as chair of the audit committee until his tenure on our board of directors ended in June 2022. Our board of directors has determined that each of Ms. Beckman and Mr. Coats qualifies as an audit committee financial expert within the meaning of applicable SEC rules. The audit committee held six meetings and acted by unanimous written consent one time during the year ended December 31, 2022.

COMPENSATION COMMITTEE

Our compensation committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
●	reviewing and evaluating the performance of our chief executive officer in light of such corporate goals and objectives, and determining the compensation of our chief executive officer;

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●	reviewing and evaluating the performance of and approving the compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	annually reviewing and selecting a peer group of companies against which to assess our executive compensation program;
●	overseeing and administering our compensation plans and policies;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing the results of any say-on-pay and compensation-related votes and proposals to be considered at our annual meetings of stockholders, including equity compensation plans;
●	reviewing and making recommendations to the board of directors with respect to director compensation;
●	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
●	overseeing our human capital management policies, strategies, and practices, including ED&I;
●	reviewing and assessing the management of risks related to compensation of our executive officers and our overall compensation program;
●	approving and overseeing the application of our policy for the clawback of incentive compensation;
●	overseeing our stock ownership guidelines for the members of our board of directors, chief executive officer and other executive officers; and
●	overseeing engagement with stockholders and proxy advisory firms on executive compensation matters.

The current members of our compensation committee are Lynn Seely, Habib Dable and Mark Goldberg. Dr. Seely serves as chair of the compensation committee. Charles A. Rowland, Lonnel Coats and Dr. Seely were members of the compensation committee until June 2022, at which time Mr. Rowland’s tenure on our board of directors ended and Dr. Goldberg joined the compensation committee in his place. Mr. Coats subsequently left the committee upon the appointment of Habib Dable to our board of directors and the compensation committee in June 2022. The compensation committee held eight meetings and acted by unanimous written consent sixteen times (including 12 written consents approving monthly inducement grants to new hires as required by the inducement grant exception) during the year ended December 31, 2022.

The compensation committee may delegate its authority to our chief executive officer to grant certain equity awards to certain individuals, and our compensation committee has delegated such authority to Ms. Haviland with respect to certain equity awards. For more information, please see “Compensation Discussion and Analysis—Overview of Executive Compensation Process.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors’ criteria for board and committee membership;
●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
●	identifying individuals qualified to become members of the board of directors;
●	recommending to the board of directors the persons to be nominated for election as directors and to each of the committees of the board of directors;
●	developing and recommending to the board of directors a set of corporate governance guidelines;
●	overseeing our ESG initiatives; and
●	overseeing the evaluation of the board of directors and management.

The current members of our nominating and corporate governance committee are Lonnel Coats, Habib Dable and Lynn Seely. Mr. Coats serves as chair of the nominating and corporate governance committee. Prior to June 2022,

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George Demetri, Lonnel Coats and Nicholas Lydon were members of our nominating and corporate governance committee, with Dr. Demetri serving as chair. In September 2022, we reconstituted the committee. The nominating and corporate governance committee held five meetings and acted by unanimous written consent twice during the year ended December 31, 2022.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Our board of directors will give appropriate attention to written communications that are submitted by stockholders or other interested parties and will respond if and as appropriate. The chairperson of the board of directors is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as the chairperson considers appropriate.

Stockholders who wish to send communications on any topic to our board of directors (or any individual director) should address such communications to Blueprint Medicines Corporation, Attention: Board of Directors, 45 Sidney Street, Cambridge, Massachusetts 02139. Upon receipt of such communications, the correspondence will be directed to the appropriate person, including individual directors. A copy of any such written communication may also be forwarded to the company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. You may submit your concern anonymously or confidentially.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The company has also established a toll-free telephone number for the reporting of such activity, which is 1-844-857-5642.

BOARD RESPONSE TO STOCKHOLDER FEEDBACK

On June 21, 2022, at our 2022 annual meeting of stockholders, Mark Goldberg received less than 50% of the votes cast. Following the 2022 annual meeting, we conducted stockholder outreach, and the feedback we received regarding Dr. Goldberg was not related to his experience or other qualifications; rather, it was specifically related to over-boarding concerns. In September 2022, Dr. Goldberg directly addressed these over-boarding concerns by reducing the number of public company boards on which he serves. In addition, in November 2022, our board adopted an over-boarding policy applicable to all directors, with an effective date of April 24, 2023. Since Dr. Goldberg has addressed these specific stockholder concerns and has consistently devoted the time and attention necessary to fulfill his responsibilities as a director, he continues to serve as a valued and active member of our board of directors. In 2022, Dr. Goldberg attended 100% of the meetings of our board of directors and of our board committees on which he served. In addition, Dr. Goldberg consistently makes himself available to our executive team and other company leaders outside of meetings. Dr. Goldberg’s more than 30 years of experience as a practicing physician and more than 25 years of clinical development, medical affairs and regulatory experience and leadership in biotechnology companies enable him to bring valuable insights to our board, particularly as we continue to advance our portfolio of clinical stage programs, initiate additional clinical trials, and continue to explore business development opportunities to expand or advance our pipeline.

Our corporate governance guidelines require our nominating and corporate governance committee to approve any exceptions to our over-boarding policy. Since Alexis Borisy has committed to reducing his service on other public company boards to be in compliance with our policy within the next 12 months, and has served as a valued and active member of our board of directors who has consistently devoted the time and attention necessary to fulfill his responsibilities as a director since beginning his tenure in 2011, our nominating and corporate governance committee has approved an exception to our over-boarding policy until the record date for our 2024 annual meeting of stockholders. In 2022, Mr. Borisy attended all regularly scheduled board meetings and only missed one ad hoc board meeting. He does not hold a board leadership or committee position. Importantly, Mr. Borisy consistently makes himself available to our executive team and other company leaders outside of meetings. Mr. Borisy brings unique and valuable experience and insights through his more than 25 years of experience with founding, financing

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and leading more than fifteen life sciences companies – including ten Nasdaq-listed companies – that are critical to the continuing evolution of our company and our strategic vision.

The following provides more detail on the various topics discussed and our responsive actions:

What We Heard	What We Did
Stockholders expressed concern that Dr. Goldberg was considered over-boarded and noted that Mr. Borisy was considered over-boarded.

Our nominating and corporate governance committee recommended that we amend our corporate governance guidelines to include an over-boarding policy limiting our directors to service on four public company boards (including ours) and directors who are public company CEOs to three public company boards (including ours). Our over-boarding policy went into effect as of April 24, 2023.

In 2022, Dr. Goldberg reduced his service on public company boards from five to four companies. He is now in compliance with our over-boarding policy.

Mr. Borisy has committed to reducing his service on public company boards to comply with our over-boarding policy within the next 12 months.

Stockholders expressed concerns about longer serving directors and asked about our board refreshment approach.

We adopted an average tenure goal of ten years or less for our independent directors in our corporate governance guidelines.

Our current average tenure for our independent directors is approximately 5.5 years.

Stockholders expressed concerns about Dr. Lydon’s independence and service as a member of our nominating and corporate governance committee.

Although Dr. Lydon met the independence qualifications under the Nasdaq listing standards, we reconstituted our nominating and corporate governance committee, which now consists of Mr. Coats as chair and Mr. Dable and Dr. Seely.

Stockholders expressed concern that our CEO equity awards are not performance-based.	We adopted a PSU program beginning in 2023, with a three-year performance cycle, and granted initial PSU awards in March 2023 to our CEO and other officers who serve on our executive team.

Stockholders expressed concerns about our corporate governance structure, including our lack of proxy access, and their desire to sunset our board classification and plurality vote standard provisions.

We amended our bylaws to include a proxy access provision.

The board considered this feedback as part of its regular evaluation of our corporate governance practices and is committed to having an ongoing dialogue about further evolving our structure as the company grows, in alignment with our peers in the biopharmaceutical industry.

Stockholders noted that our bylaws limited stockholders to the United States District Court for the District of Massachusetts for federal securities law matters.	We broadened the federal forum provision to specify the district courts of the United States as the exclusive forum for federal securities law matters.
Stockholders noted that only one member of our audit committee was designated as meeting the qualifications as an audit committee financial expert.

Our board of directors has determined that Mr. Coats qualifies as an audit committee financial expert within the meaning of applicable SEC rules, in addition to Ms. Beckman, who serves as chair of our audit committee.

Stockholders requested that we provide more information regarding board diversity.	We enhanced disclosure regarding board diversity in this proxy statement.

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Director Compensation

Our board of directors has adopted a non-employee director compensation policy, which is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. In June 2022, upon the recommendation of our compensation committee and with input from a benchmarking study of competitive compensation arrangements conducted by the compensation committee’s independent consultant, our board of directors amended the non-employee director compensation policy. Under our non-employee director compensation policy, our non-employee directors were compensated as follows in 2022:

Compensation Type	Amount (Until June 2022)	Amount (After June 2022)
Annual Cash Fee for Each Non-Employee Director	$50,000	$50,000
Additional Cash Fee for the Non-Executive Chairperson of the Board	$35,000	$35,000
Additional Cash Fee for the Lead Independent Director	$30,000	$30,000
Additional Cash Fee for the Committee Chairs:
Audit	$20,000	$25,000
Compensation	$20,000	$20,000
Nominating and Corporate Governance	$10,000	$10,000
Additional Cash Fee for the Committee Members:
Audit	$10,000	$12,000
Compensation	$10,000	$10,000
Nominating and Corporate Governance	$5,000	$5,000
Initial Stock Option Grant under the 2015 Plan	7,000 shares	7,950 shares
Initial RSU Grant under the 2015 Plan	3,400 RSUs	3,900 RSUs
Annual Stock Option Grant under the 2015 Plan	4,500 shares	5,300 shares
Annual RSU Grant under the 2015 Plan	2,250 RSUs	2,600 RSUs

The stock options granted to our non-employee directors will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant and will expire ten years after the date of grant. The initial stock options granted to new non-employee directors will vest in equal monthly installments over a three-year period following the grant date. The initial restricted stock units, or RSUs, granted to new non-employee directors will vest in equal annual installments over a three-year period beginning on the one-year anniversary of the grant date. The annual stock options and the annual RSUs granted to our non-employee directors will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. Any initial and annual equity awards granted to each of our non-employee directors will automatically accelerate and become fully vested and exercisable upon the non-employee director’s termination due to death or disability or upon a sale event (as defined in the 2015 Stock Option and Incentive Plan, or 2015 Plan). In addition, each non-employee director has the right to elect to receive all or a portion of their annual cash compensation under the non-employee director compensation policy in the form of stock options to purchase our common stock. Any such election must be made before the start of our fiscal year and any such stock options will vest quarterly over a one-year period. Except as mentioned above, vesting of all stock options and RSUs is subject to the non-employee director’s continued service on the board of directors.

All cash fees will be paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of each payment will be prorated for any portion of a quarter that a non-employee director is not serving on our board of directors, based on the number of calendar days served by such non-employee director.

Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which the director serves.

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In December 2020, our board of directors adopted stock ownership guidelines designed to ensure that our directors and senior executive officers are focused on both short- and long-term objectives and to better align their interests with other stockholders. In April 2023, we amended and restated our stock ownership guidelines, eliminating shares underlying vested and unexercised “in-the-money” stock option awards from the calculation of requisite stock ownership levels for the covered parties. See “Other Compensation Policies and Practices – Stock Ownership Guidelines” for more information.

The following table sets forth a summary of the compensation for our non-employee directors during 2022.

	Fees Earned	Stock	Option
	or Paid	Awards	Awards	All Other
Name (1)	in Cash ($)(2)	($)(3)	($)(3)	Compensation ($)		Total ($)
Daniella Beckman (4)	52,996	131,664	141,853	—		326,513
Alexis Borisy (5)	50,000	131,664	141,853	—		323,517
Lonnel Coats (6)	72,869	131,664	141,853	—		346,386
Habib Dable (7)	16,236	219,882	237,145	—		473,263
George Demetri (8)	59,861	131,664	141,853	—		333,378
Mark Goldberg, M.D. (9)	63,300	131,664	141,853	—		336,817
Nicholas Lydon, Ph.D. (10)	54,931	131,664	141,853	20,000	(13)	348,448
Charles Rowland, Jr. (11)	58,000	—	—	26,250	(14)	84,250
Lynn Seely, M.D. (12)	100,069	131,664	141,853	—		373,586
(1)	Mr. Albers, in the role of executive chairman, and Ms. Haviland, our president and chief executive officer, did not receive any compensation for their service as directors in 2022. Information regarding Mr. Albers and Ms. Haviland’s compensation can be found in the “2022 Summary Compensation Table” included elsewhere in this proxy statement.
(2)	Amounts represent cash compensation for services rendered by each member of our board of directors for their services on our board of directors, and any applicable committee thereof.
(3)	These amounts represent the aggregate grant date fair value of awards granted to our directors in 2022, computed in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards.
(4)	As of December 31, 2022, Ms. Beckman held options to purchase 12,300 shares of our common stock and 4,866 restricted stock units.
(5)	As of December 31, 2022, Mr. Borisy held options to purchase 26,675 shares of our common stock and 2,600 restricted stock units.
(6)	As of December 31, 2022, Mr. Coats held options to purchase 60,311 shares of our common stock and 2,600 restricted stock units.
(7)	Mr. Dable became a member of our board of directors in June 2022 and received initial director grants in accordance with the terms of our non-employee director compensation policy. As of December 31, 2022, Mr. Dable held options to purchase 7,950 shares of our common stock and 3,900 restricted stock units.
(8)	Dr. Demetri retired from our board of directors in January 2023. As of December 31, 2022, Dr. Demetri held options to purchase 83,946 shares of our common stock and 2,600 restricted stock units.
(9)	As of December 31, 2022, Dr. Goldberg held options to purchase 37,584 shares of our common stock and 2,600 restricted stock units.
(10)	As of December 31, 2022, Dr. Lydon held options to purchase 37,584 shares of our common stock and 2,600 restricted stock units.
(11)	Mr. Rowland’s tenure on our board of directors ended in June 2022. As of December 31, 2022, Mr. Rowland held options to purchase 32,284 shares of our common stock and no restricted stock units.
(12)	As of December 31, 2022, Dr. Seely held options to purchase 70,311 shares of our common stock and 2,600 restricted stock units.
(13)	Amount represents cash compensation for services rendered by Dr. Lydon for his service on our scientific advisory board.
(14)	Amount represents cash compensation for services rendered by Mr. Rowland for consulting services provided after Mr. Rowland’s tenure on our board of directors ended.

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PROPOSAL 2

Non-Binding Advisory Vote on Executive Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our executive compensation program is designed to reward value creation for stockholders and to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders. Our compensation program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders.

The section of this proxy statement titled “Executive Compensation” beginning on page 39, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by our compensation committee. As we describe in greater detail in the “Compensation Discussion and Analysis” section, our executive compensation program rewards value creation for stockholders and progress towards achieving our mission and promotes company performance. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage consistently strong performance, and our board of directors believes that this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time.

Our board of directors is asking stockholders to approve a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion included therein, is hereby approved.

As an advisory vote, the outcome of the vote on this proposal is not binding and does not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for named executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS PROPOSAL.

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Executive Officers

Certain information regarding our executive officers who are not also directors, as of March 31, 2023, is set forth below.

Name	Age	Position(s)
Percy Carter, M.B.A., Ph.D.	52	Chief Scientific Officer
Debra Durso-Bumpus	53	Chief People Officer
Becker Hewes, M.D.	57	Chief Medical Officer
Ariel Hurley	49	Senior Vice President, Finance and Principal Accounting Officer
Michael Landsittel	51	Chief Financial Officer
Philina Lee, Ph.D.	46	Chief Commercial Officer
Tracey L. McCain, Esq.	55	Chief Legal and Compliance Officer
Christopher K. Murray, Ph.D.	60	Chief Technical Operations and Quality Officer
Fouad Namouni, M.D.	54	President, Research and Development
Christina Rossi	47	Chief Operating Officer

Percy Carter, M.B.A., Ph.D. has served as our chief scientific officer since May 2021. Dr. Carter previously served as chief scientific officer at FibroGen, Inc. from September 2020 to May 2021. From June 2019 to September 2020, he served as global head of discovery sciences at Janssen Pharmaceuticals, Inc., a division of Johnson & Johnson, where he led more than 700 employees comprising several key research and discovery functions and drove the synthetic discovery strategy in collaboration with partners across various therapeutic areas. From August 2001 to May 2019, Dr. Carter held roles of increasing responsibility in drug discovery, covering all therapeutic areas, drug platforms and stages of discovery at Bristol-Myers Squibb Company (BMS). This included serving as senior vice president and head of discovery between November 2018 and May 2019, and head of discovery chemistry & molecular technologies from October 2016 to November 2018. Prior to his experience at BMS, he was senior research scientist in chemical and physical sciences at DuPont Pharmaceuticals Company, until it was acquired by BMS in 2001. Dr. Carter is an inventor or co-inventor on 28 U.S. patents and has authored or co-authored more than 80 peer-reviewed publications. Dr. Carter has served as a member of the board of directors of HiFiBio Therapeutics since 2022 and currently serves as an independent director. Dr. Carter received an A.B. in Chemistry from Dartmouth College and a Ph.D. in Organic Chemistry from Harvard University. In addition, he received an M.B.A. from Massachusetts Institute of Technology.

Debra Durso-Bumpus has served as our chief people officer since February 2020. She has been with us since April 2015 as a member of the executive team and previously served as our senior vice president, human resources. Bringing nearly 20 years of experience focused on global Human Resource leadership, driving businesses through expediential growth and complexity, building organizational capabilities, and shaping differentiated, high-performance culture, Ms. Durso-Bumpus has operated in a number of leadership positions. She served as the interim head of human resources at Cubist Pharmaceuticals, Inc. or Cubist, where she was appointed to lead the post-merger human resource integration following the acquisition of Cubist by Merck & Co., prior to joining Blueprint Medicines. Between April 2009 and the acquisition, Ms. Durso-Bumpus served as the global head for talent management and organizational development at Cubist, where she was primarily responsible for developing people strategies and programs that built talent and leadership depth while managing growth on a global scale to create a cohesive and highly differentiated culture. She also played a strategic role in multiple acquisitions. Ms. Durso-Bumpus serves as a member of the board of directors for the Massachusetts Biotechnology Education Foundation, a nonprofit organization committed to supporting science and biotechnology education in Massachusetts through school programs, workforce training and lifelong learning. Ms. Durso-Bumpus received a B.S. in business management from Bentley University.

Becker Hewes, M.D. has served as chief medical officer since January 2021. Dr. Hewes previously served as our senior vice president of clinical development from May 2020 to January 2021. Prior to joining us, he served as chief medical officer of Repertoire Immune Medicines, Inc. from February 2017 to May 2020, where he built their multidisciplinary clinical and biomarker team and advanced its immuno-oncology programs into clinical

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development. From June 2013 to February 2017, Dr. Hewes served as executive director of translational clinical oncology at the Novartis Institutes for BioMedical Research where he led clinical development and translational medicine teams. Prior to joining Novartis, he held roles of increasing responsibility related to clinical development in oncology and hematology within AstraZeneca PLC, Genzyme Corporation (now a wholly-owned subsidiary of Sanofi S.A.) and Wyeth Pharmaceuticals Inc., including leading registration programs for Bosulif® (bosutinib) and Torisel® (temsirolimus) for chronic myelogenous leukemia and mantle cell lymphoma, respectively. Dr. Hewes holds an M.D. from the Georgetown University of Medicine and a B.S. from Vanderbilt University.

Ariel Hurley has served as our senior vice president, finance and principal accounting officer since January 2023. Ms. Hurley previously served as our vice president, finance, and controller and principal accounting officer from March 2019 to December 2022, as our senior director, controller from January 2016 to February 2019 and as our director, controller from September 2014 to December 2015. Prior to joining us, Ms. Hurley served in various accounting and finance roles at Millennium Pharmaceuticals, Inc. (now a wholly-owned subsidiary of Takeda Pharmaceutical Company Limited) from December 2005 to September 2014. Ms. Hurley began her career at Deloitte & Touche, LLP and earned her certified public accountant license in Massachusetts. Ms. Hurley received a B.S. in accounting from Providence College.

Michael Landsittel has served as our chief financial officer since January 2019. Mr. Landsittel previously served as our vice president, finance from February 2016 to January 2019 and as our senior director, finance from September 2014 to February 2016. Prior to joining our company, Mr. Landsittel served as senior director, finance at Algeta ASA from October 2012 to July 2014, as director, finance at Infinity Pharmaceuticals, Inc. from March 2012 to October 2012 and held various business development and strategic planning roles of increasing responsibility at Genzyme Corporation (now a wholly-owned subsidiary of Sanofi S.A.) from August 2002 to March 2012. Mr. Landsittel began his career at Arthur Andersen LLP, and he earned his certified public accountant license in Illinois. Mr. Landsittel received a B.B.A from the University of Michigan and an M.B.A. from the Tuck School of Business at Dartmouth College.

Philina Lee, Ph.D. has served as our chief commercial officer since April 2022. Dr. Lee previously served as our senior vice president, head of portfolio strategy and program management from January 2021 to April 2022, our vice president, marketing and precision medicine from August 2019 to December 2020, our vice president, commercial strategy and operations from July 2017 to August 2019 and as our senior director, new product strategy and development from August 2014 to June 2017. Across these roles, Dr. Lee has aided in establishing the commercial organization at Blueprint Medicines, established the company’s infrastructure to enable patent access, and led multiple new product launches for the company. Previously, Dr. Lee held product strategy and marketing roles of increasing responsibility at Algeta ASA, Sanofi S.A. and Genzyme Corporation (now a wholly-owned subsidiary of Sanofi S.A.). Dr. Lee has served on the board of Fusion Pharmaceuticals since February 2021 and currently serves as a member of their nominating and corporate governance and the research and development committees. Dr. Lee earned a B.S. in biochemistry from the University of Alberta, and a Ph.D. in cell biology from the Massachusetts Institute of Technology.

Tracey L. McCain, Esq. has served as our executive vice president and chief legal officer since September 2016 and as our chief compliance officer since June 2017. Prior to joining us, from January 2016 to September 2016, Ms. McCain served as senior vice president and head of legal of Sanofi Genzyme, a global business unit of Sanofi S.A. Ms. McCain held roles of increasing responsibility after joining Genzyme Corporation, or Genzyme, in May 1997, including becoming its general counsel after Genzyme was acquired by Sanofi in 2011. In her capacity as senior vice president and general counsel of Genzyme from May 2011 to December 2015, she oversaw all aspects of its legal department in the United States and Europe, including general corporate, commercial and intellectual property matters. Prior to joining Genzyme, Ms. McCain was an associate at the law firm Palmer & Dodge LLP. Ms. McCain has served as a member of the board of directors of Kiniksa Pharmaceuticals, Ltd. since February 2018 and currently serves on its audit committee. She has also served as a member of the board of directors of ImmunoGen, Inc. since November 2021 and currently serves on its audit committee. Ms. McCain holds a B.A. from the University of Pennsylvania with a major in political science and a J.D. from Columbia University School of Law.

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Christopher K. Murray, Ph.D. has served as our executive vice president and chief technical operations and quality officer since January 2023. Dr. Murray previously served as our senior vice president, technical operations from October 2017 to December 2022. Prior to joining us, from January 2014 to May 2017, Dr. Murray served as vice president, technical operations at ARIAD Pharmaceuticals, Inc., or ARIAD. In this role, Dr. Murray oversaw all aspects of commercial and clinical manufacturing, supply chain and logistics, process development, quality control and analytical chemistry for ARIAD’s approved products and product candidates, including Iclusig® (ponatinib) and ALUNBRIG® (brigatinib). From 2004 to December 2013, Dr. Murray held multiple roles of increasing responsibility at ARIAD related to process development, manufacturing and clinical supply. Prior to joining ARIAD, Dr. Murray served in various positions with Allos Therapeutics, Inc. and Hauser Inc. related to clinical and commercial manufacturing and supply of active pharmaceutical ingredients. Dr. Murray holds a B.S. from Hope College with a major in chemistry and a Ph.D. in chemistry from the University of Chicago.

Fouad Namouni, M.D. has served as our president, research and development, since September 2020. Prior to joining us, Dr. Namouni served in leadership roles at Bristol Myers Squibb Company since 1999. Most recently, he served as senior vice president and head of oncology development from August 2016 to April 2020 with the responsibility for driving product development plans across a portfolio of drug candidates. Previously, Dr. Namouni served as head of global medical affairs from September 2015 to September 2017 and head of development for OPDIVO® (nivolumab) and YERVOY® (ipilimumab) from January 2011 to September 2015. Dr. Namouni brings more than 20 years of oncology and cancer immunotherapy drug development expertise. He holds an M.D. from the University of Annaba Medical School in Algeria and a Pediatrics degree from Université Rene Descartes in Paris, France. Additionally, Dr. Namouni received a Pediatric Oncology and Hematology degree and an M.S. in clinical and experimental pharmacology from Université Paris-Sud in France.

Christina Rossi has served as our chief operating officer since April 2022 and previously served as our chief commercial officer from October 2018 to April 2022. Prior to joining us, from January 2015 to October 2018, Ms. Rossi served as the Multiple Sclerosis business unit head, North America, at Sanofi Genzyme, a global business unit of Sanofi S.A. In this role, she was responsible for all aspects of the financial performance of Sanofi Genzyme’s multiple sclerosis franchise and increased market share for existing products, led the launch of new therapies and optimized operations to accelerate patient access. Previously, Ms. Rossi served as vice president, Multiple Sclerosis Sales at Sanofi Genzyme from May 2014 to December 2015 and vice president, Multiple Sclerosis Patient and Provider Services at Sanofi Genzyme from June 2012 to May 2014. Prior to joining Sanofi Genzyme, Ms. Rossi served in various roles at Biogen, Inc., or Biogen, including head, commercial strategy for Eidetica Biopharma GmbH, Biogen’s biosimilar-focused venture, and U.S. brand leader for TYSABRI® (natalizumab). In addition, Ms. Rossi consulted in the healthcare practice at the Boston Consulting Group. Ms. Rossi has served as a member of the board of directors of Xilio Therapeutics, Inc. since April 2021 and currently serves as a member of its audit committee and as chair of its compensation committee. Ms. Rossi holds a B.S. in biology, cum laude, from Duke University and an M.B.A. from Harvard Business School.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation committee is responsible for reviewing and approving, or recommending for approval by the board of directors, the compensation of our named executive officers, including base salary, cash and equity incentive compensation levels, severance arrangements, change-in-control benefits and other forms of executive compensation. This committee is also responsible for evaluating our company’s performance against its goals and making related recommendations to our board of directors, assessing the performance of our named executive officers, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry that compete with us for talent. This section discusses the principles underlying our compensation committee’s policies and decisions with respect to the compensation of our named executive officers.

For 2022, our named executive officers were as follows:

●	Kathryn Haviland, our president and chief executive officer since April 4, 2022, who previously served as our chief operating officer through April 3, 2022;
●	Jeffrey W. Albers, the chairperson of our board of directors, who previously served as our executive chairman from April 4, 2022 through December 31, 2022, and as our president and chief executive officer through April 3, 2022;
●	Michael Landsittel, our chief financial officer;
●	Fouad Namouni, M.D., our president, research and development;
●	Christina Rossi, our chief operating officer since April 4, 2022, who previously served as our chief commercial officer through April 3, 2022; and
●	Tracey L. McCain, Esq., our chief legal and compliance officer.

LEADERSHIP TRANSITIONS

Effective April 4, 2022, Kathryn Haviland became our president and chief executive officer as the successor to Jeffrey W. Albers, who transitioned into a new role as our executive chairman on that date. Our board of directors’ selection of Ms. Haviland as our new president and chief executive officer was the culmination of a thoughtful, long-term succession planning process that was led by Mr. Albers and our board of directors and purposefully designed to drive the company’s continued success, ensure continuity, and empower our strong executive team. In connection with Ms. Haviland’s appointment as president and chief executive officer and Mr. Albers’ transition to executive chairman and later continuing to serve as chairperson of the board of directors, the compensation committee adjusted the compensation of these two individuals after considering market data, internal equity, advice from its independent compensation consultant and other factors. For more information, see “Compensation Discussion and Analysis – Employment, Severance and Change-in-Control Arrangements” below.

Mr. Albers served in the capacity of executive chairman from April 4, 2022, through December 31, 2022, at which time Mr. Albers ceased serving as an employee of the company. Mr. Albers continues to serve as chairperson of our board of directors. See the discussion above under “Corporate Governance – Board Leadership Structure,” for more information about our board of directors’ determination to maintain a governance structure that includes a chairperson and a separate lead independent director, which is intended to ensure continuity and strong and effective leadership.

EXECUTIVE SUMMARY

We are a global precision therapy company that is inventing life-changing medicines for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create therapies that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly

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and reproducibly translate science into a broad pipeline of precision therapies. We have brought our approved medicines, AYVAKIT®/AYVAKYT® (avapritinib) and GAVRETO® (pralsetinib), to patients in the U.S. and Europe, and we are globally advancing multiple programs for mast cell disorders including SM, EGFR-mutant lung cancer and CDK2-vulnerable breast and other cancers. Our drug discovery approach combines our biological insights with our proprietary compound library and chemistry expertise to design highly selective and potent precision therapies, with the goal of delivering significant and durable clinical benefit to patients based on the genetic driver of their disease. This uniquely targeted, scalable approach is designed to empower the rapid design and development of new treatments and increase the likelihood of success. In addition, our business model integrates our research engine with robust clinical development and commercial capabilities in oncology, hematology and allergy and immunology to create a cycle of innovation.

In 2022, as a fully integrated, global precision therapy company focused on discovering, developing and commercializing a portfolio of precision therapies, we made substantial progress towards our vision to bring life-changing precision medicines to as many patients with cancer and hematologic disorders as possible. We achieved a number of significant milestones in 2022, including the following, towards our corporate goals described below in this Compensation Discussion and Analysis section.

●	Positively impact patients’ lives around the world through the sustainable and compliant delivery of our medicines
●	In 2022, we achieved $204.0 million in total revenues, including $111.0 million in AYVAKIT/ AVYAKYT net product revenues, which represents more than 100% year-over-year growth in AYVAKIT/AYVAKYT net product revenues.
●	In March 2022, the European Commission expanded the marketing authorization for AYVAKYT to include the treatment of adult patients with advanced SM, including aggressive SM or ASM, SM with an associated hematological neoplasm or SM-AHN, and mast cell leukemia or MCL, after at least one systemic therapy. After receiving the European Commission’s approval, we launched AYVAKYT in Europe.
●	In June 2022, at the European Hematology Association 2022 Congress, we presented data showing that AYVAKIT improved overall survival, or OS, in EXPLORER and PATHFINDER trial patients with advanced SM, when indirectly compared to real-world data for prior best available therapies.
●	In August 2022, we reported positive top-line data for Part 2 of the PIONEER trial of AYVAKIT in patients with indolent SM achieving primary and all key secondary endpoints, including patient-reported symptoms and objective measures of mast cell burden.
●	In the fourth quarter of 2022, we submitted marketing applications to the FDA and EMA for AYVAKIT/AYVAKYT for the treatment of adults with indolent SM.
●	Leverage our organizational expertise and operational discipline to thoughtfully discover, develop, acquire and deliver transformative medicines
●	In the first quarter of 2022, we initiated the Phase 1/2 VELA clinical trial of BLU-222 in patients with CDK2-vulnerable breast and other cancers.
●	In February 2022, we entered into a strategic collaboration with Proteovant Therapeutics to advance novel targeted protein degrader (TPD) therapies, amplifying ongoing internal effort to expand our kinase inhibitor research platform to include complementary TPD capabilities.
●	In April 2022, at the American Association for Cancer Research Annual Meeting, we presented proof-of-concept data for BLU-945 in patients with EGFR-mutant (EGFRm) non-small cell lung cancer (NSCLC) and, based on these data, initiated development of BLU-945 in combination with osimertinib in EGFRm NSCLC patients.

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●	In October 2022, at the EORTC-NCI-AACR Molecular Targets and Cancer Therapeutics Symposium, we presented new preclinical data supporting the development of BLU-525 as a potent and selective epidermal growth factor receptor (EGFR) inhibitor.
●	In November 2022, we hosted an Investor Day where we outlined our 2027 Blueprint to Achieve Precision at Scale, a five-year growth strategy to double our commercial portfolio and research and development productivity by leveraging our scientific leadership, proven development capability, and fully integrated business.
●	In December 2022, we announced top-line, 12-week data from Part 1 of the HARBOR trial showing elenestinib, or BLU-263, improved measures of mast cell burden and patient-reported symptoms in indolent SM.
●	Sustain and reinforce our differentiated culture to attract and retain diverse and highly capable talent; and promote our leadership in precision medicine to expand our external engagements
●	In June 2022, we announced transformative strategic financing collaborations with Sixth Street and Royalty Pharma (NASDAQ: RPRX) for up to $1.25 billion, bringing significant non-dilutive, low-cost capital to drive innovation and growth.
●	In July 2022, we published our first Corporate Responsibility Report, enhancing our disclosure of ESG performance metrics.
●	We were recognized as a Top Place to Work by The Boston Globe and Energage in 2022. In addition, we were recognized by Energage with 2022 Top Workplaces Culture Excellence Awards for DE&I Practices, Employee-Well Being, Professional Development, Appreciation, and Purpose & Values.
●	We maintained a high employee engagement rate, based on results from our annual employee engagement and enablement survey, and a turnover rate that was significantly below the industry average.

WE WELCOMED TWO NEW INDEPENDENT DIRECTORS, HABIB DABLE, FORMER CHIEF EXECUTIVE OFFICER OF ACCELERON PHARMA, INC., IN JUNE 2022, AND DR. JOHN TSAI, FORMER PRESIDENT OF GLOBAL DRUG DEVELOPMENT AND CHIEF MEDICAL OFFICER AT NOVARTIS AG, IN JANUARY 2023, WHO BRING EXTENSIVE EXPERTISE IN STRATEGIC LEADERSHIP, COMMERCIAL GROWTH AND ORGANIZATION SCALING, AND SUBSTANTIAL EXPERIENCE BRINGING INNOVATIVE THERAPIES TO MARKET ACROSS GEOGRAPHIES AND THERAPEUTIC AREAS

CORPORATE PERFORMANCE

As described in more detail below, based on the significant advances that we made on our 2022 corporate performance goals (including the overachievement on some goals balanced against the underachievement of others), upon the recommendation of our compensation committee, our board of directors determined that we achieved our 2022 corporate performance goals at 95%.

Our compensation committee seeks to ensure that our compensation program is aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers

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is fair, reasonable and competitive. As described in more detail below, key elements of our compensation program include the following:

Compensation Element	Purpose	Features
Base salary	To attract, motivate and retain exceptional executive talent.	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.
Annual performance- based cash incentive compensation

To provide incentives that motivate and reward the achievement of performance goals that are intended to help drive to the enhancement of stockholder value, as well as to facilitate executive retention.

Variable component of pay based on annual quantitative and qualitative achievement of corporate performance goals and, in the case of executive officers other than our chief executive officer, the achievement of individual performance goals.

Equity incentive compensation

To align executives’ interests with those of stockholders through long-term incentives linked to the company’s stock price performance, which we believe serves to enhance short- and long-term value creation for our stockholders.

Long-term compensation in the form of stock options and restricted stock units, which seeks to align executive and stockholder interests and provides incentives for employee retention.

In addition to our direct compensation elements, the following features of our compensation program are designed to align with stockholder interests and market best practices while being able to achieve our stated objectives and philosophy and support our ambitious business goals:

WHAT WE DO	WHAT WE DON’T DO

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Maintain an industry-specific and size-appropriate peer group for benchmarking compensation

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Target compensation based on market norms

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Deliver executive compensation primarily through variable, at-risk short- and long-term incentive pay

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Set challenging corporate performance goals

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Consult with an independent compensation advisor on compensation levels and practices

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Offer market-competitive benefits for executives that are consistent with the rest of our employees

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Use double trigger change-in-control protection for our executive officers and all employees

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Cap annual cash incentive program payouts at 150% of the target payout level

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Maintain a clawback policy covering cash and equity incentive compensation paid to our executive officers

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Maintain an equity ownership policy for non-employee directors and our executive officers

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Allow hedging or pledging

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Re-price stock options without prior stockholder approval

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Provide significant perquisites to our executive officers

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Provide supplemental executive retirement plans or special health and welfare benefits to our executive officers

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Provide tax gross-up payments for any change-of-control payments

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COMPENSATION OBJECTIVES AND PHILOSOPHY

Our compensation committee believes that the most effective compensation program is one that rewards value creation for stockholders and progress towards achieving our mission of delivering therapies to address unmet medical needs to our patients and that promotes company performance. The objectives of our compensation program are to:

●	attract, engage and retain superior executive talent;
●	provide incentives that motivate and reward the achievement of performance goals directly tied to the enhancement of our business objectives and stockholder value; and
●	align executives’ interests with those of stockholders through long-term incentives linked to the performance and appreciation of the stock price of our company, which we believe serves to enhance short- and long-term value creation for our stockholders.

To achieve its objectives, our compensation committee evaluates our executive compensation program with the goal of setting total compensation at levels that align with our total rewards strategy, size and company life stage. Specifically, below are the key elements targeted by our compensation committee for our 2022 executive compensation programs:

Base salary

As discussed below, in seeking to ensure that base salaries reflect each executive’s experience, performance and responsibility, our compensation committee generally targeted base salaries at the 50th percentile of our peer group to be competitive with the base salaries of other companies in our industry and region that compete with us for executive talent.

Annual performance-based cash incentive compensation

Our compensation program links a substantial portion of our named executive officers’ annual compensation to the achievement of pre-determined individual performance goals as part of the annual executive bonus plan adopted by our board of directors, or the executive bonus plan. Those goals include: scientific, business, organizational and operational goals such as our commercialization activities; progress in our clinical trials and research programs; key research and development achievements; maintaining the strong financial health of the company, including implementation of appropriate financing strategies; maintaining and establishing key strategic relationships; sustaining and reinforcing our differentiated culture through retention of high-performing talent, and progressing our ED&I goals and practices; and achievement of desired financial metrics. Our compensation committee targeted annual performance-based cash incentive compensation at the 50th percentile of our peer group and imposed caps on executive bonus plan payouts at 150% of the target payout level.

Equity incentive compensation

We provide a significant portion of our executive compensation in the form of stock options and RSUs that vest over time contingent upon continued service, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in the appreciation of our stock price. When determining equity incentive compensation for our named executive officers, our compensation committee considers a host of factors in comparison to our named peers, including the following: annual long-term incentive target values, annual equity awards expressed as a percent of total shares outstanding, total annual and cumulative dilution, the retentive value of outstanding awards and total equity ownership, and the equity compensation practices of other companies in our industry that compete with us for talent. Given the dynamic biopharmaceutical market, the compensation committee does not overemphasize any one of these perspectives. Rather, the compensation committee takes a holistic view, further considering the factors enumerated above, the achievement of company goals and the impact on total stockholder return, when determining actual award levels for the named executive officers.

We believe that targeting and delivering overall compensation in this manner, including the strong emphasis on pay for performance and at-risk pay, are necessary and appropriate in order to attract and retain the quality of talent we need to successfully grow our business, achieve our challenging goals, sustain strong performance, and seek to ensure that compensation levels are competitive with those of other companies against which we compete for talent. In addition, we believe this approach to overall compensation creates a strong alignment with stockholder value and encourages long-term value creation. However, any individual employee’s compensation may vary from the targeted pay framework, based on the unique responsibilities and requirements of the position, experience and

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other qualifications, internal parity relative to similar positions within the company, and individual or company performance relative to performance goals and our peer group to ensure appropriate pay-for-performance alignment. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance to help contribute sustained value over time.

For 2022, 88% of our CEO’s and 79% of our NEOs’ target compensation was performance-based either through their individual pre-determined annual performance goals tied to our executive bonus plan or long-term equity awards to incentivize performance to drive stock appreciation and, therefore, at-risk pay:

*Based on 2022 annualized salary, bonus opportunity at target for 2022 performance, and grant date fair value of long-term equity incentive awards granted in 2022, all of which is averaged for our NEOs other than our CEO.

ANNUAL SAY-ON-PAY VOTE ON EXECUTIVE COMPENSATION

The compensation committee considered the results of the non-binding, stockholder advisory votes on the compensation of our named executive officers conducted at our 2022 annual meeting of stockholders, commonly referred to as a “say-on-pay” vote. As reported in our current report on Form 8-K, filed with the SEC on June 27, 2022, approximately 98% of the votes cast on the proposal expressed support for the compensation program offered to our named executive officers as disclosed in last year’s proxy statement. The compensation committee appreciates this support and believes it indicates that our stockholders are supportive of our current executive compensation structure and policies. As such, the committee made no changes to our 2022 executive compensation program as a result of the say-on-pay vote.

Further, our board of directors has elected to conduct the non-binding advisory say-on-pay vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our named executive officers each year. We will be conducting our annual say-on-pay vote as described in Proposal 2 of this proxy statement at our 2023 annual meeting of stockholders. Our board of directors and our compensation committee will consider the outcome of the say-on-pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers in the future. Following our 2023 annual meeting, the next say-on-pay vote will be held at the 2024 annual meeting of stockholders.

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OVERVIEW OF EXECUTIVE COMPENSATION PROCESS

ROLE OF THE COMPENSATION COMMITTEE

The compensation committee works closely with Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon (formerly known as Radford), throughout the year to develop our executive compensation program and to align pay with performance, stockholder interests, and pay at our peer companies. Annual base salaries for the year, and annual performance-based cash incentives and equity incentive awards for all employees for the prior year are generally determined in the first quarter of the year based on company and individual performance of the prior year, as well as other factors, including compensation trends in the biopharmaceutical industry and among our benchmark peers.

Our compensation committee has delegated authority to our chief executive officer to make equity awards under our 2015 Plan to any new hires and existing employees of the company or any of its subsidiaries in connection with promotions, employee recognition or exceptional performance, in each case, subject to certain limitations. In particular, our chief executive officer is not authorized to grant equity awards (i) to an employee who is a senior vice president (or above) or a direct report to the chief executive officer; (ii) to an employee who is an officer or director of the company or its subsidiaries and is subject to Section 16 of the Exchange Act; (iii) to an employee who is at the time of grant, or who is anticipated to become during the term of the applicable equity award, a “covered employee,” as defined in Section 162(m)(3) of the Internal Revenue Service Code of 1986, as amended, or the Internal Revenue Code; (iv) to the chief executive officer; or (v) to any other person whom our board of directors or compensation committee, respectively, may from time to time designate in writing as not being eligible to receive equity awards under the authority delegated to the chief executive officer. In addition, the number of shares underlying any equity awards granted by our chief executive officer must be within the range specified by our compensation committee for these awards, and the aggregate number of shares underlying equity awards that our chief executive officer may grant in any one calendar year or to any person in any one calendar year must be within specified limits established by our compensation committee. The exercise price of stock options must be equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of grant, and all equity awards must have vesting terms consistent with those approved by our compensation committee. In addition, our chief executive officer is required to maintain a list of equity awards granted pursuant to such delegated authority and periodically report to our compensation committee regarding such awards.

With respect to any equity awards granted by our chief executive officer to new hires, our chief executive officer approves the awards in connection with such hires and, provides that the awards are generally to be granted to the new hires on the first day of the first calendar month following the date of such new hires’ first date of employment. With respect to any equity awards granted by our chief executive officer to employees in connection with mid-year promotions, our chief executive officer approves the awards in connection with such promotions and provides that the awards are to be granted on July 1 of the applicable year.

Notwithstanding the delegation of authority to our chief executive officer to grant certain equity awards in connection with certain new hires and mid-year promotions, our compensation committee approves all equity awards that are a) granted under our 2020 Inducement Plan, as amended, or the 2020 Plan or 2015 Plan and b) in connection with annual promotions as part of our annual compensation review process.

ROLE OF MANAGEMENT

Our chief executive officer makes performance and compensation recommendations to our compensation committee for our other named executive officers and certain members of our executive team. Our chief executive officer’s performance is evaluated and approved directly by the compensation committee, taking into account input from our board of directors. Evaluations of each of our named executive officers and other members of our executive team are based on our overall corporate performance against annual goals that are approved by the board of directors at the beginning of each year and, in the case of executive officers other than our chief executive officer, the achievement of individual goals, as discussed in more detail below. The evaluation of our chief executive officer is based solely on our corporate performance goals, in recognition of their overall responsibility for our corporate performance and to incentivize the chief executive officer to drive the execution of our strategic plans and achievement of our corporate goals.

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ROLE OF THE COMPENSATION CONSULTANT

The compensation committee has the sole authority to retain, at our expense, one or more third-party compensation consultants to assist it in performing its responsibilities. The compensation committee may terminate the services of the consultant if the compensation committee deems it appropriate. In 2022, the compensation committee utilized the services of Aon to assist it in fulfilling its responsibilities. Aon was retained exclusively by the compensation committee and has not been retained by management to perform any work for the company other than projects performed at the direction of the compensation committee. Aon provides analysis and recommendations regarding:

●	trends and emerging topics with respect to executive compensation;
●	peer group selection for executive and director compensation benchmarking;
●	compensation practices of our peer group;
●	compensation philosophy and programs for executives and broad-based employees;
●	stock utilization and other metrics; and
●	board of directors’ compensation.

In addition, we subscribe to Aon’s various global annual and specialized life sciences and general industry compensation surveys on an ongoing basis. Aon advises the compensation committee on all of the principal aspects of executive compensation, including executive new hire compensation arrangements. Upon request, Aon consultants attend meetings of the compensation committee, including executive sessions in which executive compensation issues are discussed. Aon reports to the compensation committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. The compensation committee annually evaluates its engagement of compensation consultants, and selected Aon to advise with respect to compensation matters based on Aon’s industry experience and reputation, which our compensation committee concluded continues to give Aon useful context and knowledge to advise it. The compensation committee has assessed the independence of Aon pursuant to SEC and Nasdaq Listing Rules and concluded that no conflict of interest exists that would prevent Aon from independently advising the compensation committee.

DEFINING AND COMPARING COMPENSATION TO MARKET BENCHMARKS

In evaluating the total compensation of our named executive officers, our compensation committee, using information provided by Aon, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria, of public companies:

●	whose number of employees, stage of development, general therapeutic focus, revenue and market capitalization are similar, though not necessarily identical, to ours;
●	with similar executive positions to ours;
●	against which we believe that we compete for executive talent; and
●	based in the United States or elsewhere whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

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Based on these criteria, our peer group for 2022 compensation setting, referred to as our 2022 peer group, as approved by our compensation committee, comprised the following 17 companies:

ACADIA Pharmaceuticals Inc.	Biohaven Pharmaceutical Holding Company Ltd.	Neurocrine Biosciences, Inc.*
Acceleron Pharmaceuticals Inc.#	CRISPR Therapeutics AG*	Sage Therapeutics, Inc.
Agios Pharmaceuticals, Inc.	Exelixis, Inc.	Sarepta Therapeutics, Inc.
Alkermes, Inc.	Halozyme Therapeutics, Inc.*	Ultragenyx Pharmaceutical Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.*	United Therapeutics Corporation*
Amicus Therapeutics, Inc.	Nektar Therapeutics

*      addition to 2022 peer group from the 2021 peer group

#     Acceleron Pharmaceuticals Inc. was subsequently removed from our 2022 peer group when it was acquired in November 2021

The compensation committee believes the compensation practices of our 2022 peer group provide us with appropriate benchmarks for evaluating the compensation of our named executive officers. Such information provides useful context as well as a solid reference point for making decisions. Notwithstanding the similarities of our 2022 peer group to our company, due to the nature of our business, we compete for executive talent with many companies that are larger and more established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that our compensation committee vary from its compensation practices or general compensation philosophy under certain circumstances. We believe that the compensation practices of our 2022 peer group provided us with appropriate benchmarks for evaluating the compensation of our named executive officers for 2022.

For purposes of compensation for 2023, our compensation committee, with the advice of Aon, examined our 2022 peer group in light of our continued growth throughout 2022, with reference to market capitalization, therapeutic area, stage of development, number of employees and other key business metrics, as well as whether the companies in our 2022 peer group suffered any clinical setbacks or experienced reduced growth. Based on these considerations, our compensation committee added the following four companies to our 2023 peer group – Apellis Pharmaceuticals, BioCryst Pharmaceuticals, Inc., Jazz Pharmaceuticals plc, and Marati Therapeutics, Inc. and removed the following four companies that had been included in our 2022 peer group – Acceleron Pharmaceuticals Inc., Biohaven Pharmaceutical Holding Company Ltd., Nektar Therapeutics, and Sage Therapeutics, Inc.

EXECUTIVE COMPENSATION ELEMENTS

As previously discussed above, the primary elements of our executive compensation program are base salary, annual performance-based cash incentives and equity incentive awards. Our compensation committee uses sound judgment to allocate long-term and short-term compensation for our named executive officers, in alignment with our pay-for-performance philosophy and the long-term interests of stockholders. After reviewing information provided by our compensation consultant and other relevant data, our compensation committee exercises its judgment to determine what it believes to be the appropriate level and mix of the various compensation components. We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. For more information, please see “Executive Compensation—Compensation Objectives and Philosophy.”

In addition, we provide our executives with benefits that are available to all employees, including medical, vision and dental insurance; life and disability insurance; medical and dependent care flexible spending accounts; a 401(k) plan; and an opportunity to invest in our company pursuant to our employee stock purchase plan. We offer our executives severance benefits upon an involuntary or constructive termination, as we believe such post-employment compensation protections are appropriate in light of similar benefits available to executive officers at companies in our peer group. We also offer our executives additional severance benefits in connection with

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involuntary or constructive terminations after a change-in-control. We believe that reasonable and competitive change-in-control payments and benefits are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our stockholders.

BASE SALARY

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates, with input from our chief executive officer, the need for adjustment of the base salaries of our executive officers (other than our chief executive officer), and our compensation committee reviews and evaluates, without input from our chief executive officer, the need for adjustment of the base salary of our chief executive officer, in each case, based on among other things, changes and expected changes in the scope of an executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the executive officer during the prior year, the unique skills and experience of the executive officer, our overall growth and development as a company and general salary or other market trends in our industry.

In February 2022, our compensation committee approved salary increases for each of our named executive officers based on a review of market data provided by Aon, the compensation levels of our named executive officers, the company’s performance against our 2021 corporate performance goals and, in the case of executive officers other than our chief executive officer, each executive officer’s achievement of individual goals. The table below sets forth the adjustments to annualized base salary, in dollars and as a percentage, for each of our named executive officers:

	2021	2022
		Pre-transition through April 3, 2022		Post-transition eff. April 4, 2022
Name	Base Salary ($)	Base Salary ($)	Increase from prior year (%)	Base Salary ($)	Increase from pre- transition (%)

Kathryn Haviland	501,277	581,481	16%	745,000	28%	(1)

Jeffrey W. Albers	745,000	745,000	0%	425,000	-43%	(2)

Michael Landsittel	435,000	513,300	18%	513,300	-	(3)

Fouad Namouni, M.D.	555,899	583,694	5%	583,694	-	(4)

Christina Rossi	465,127	488,383	5%	581,500	19%	(5)

Tracey L. McCain, Esq.	471,433	499,719	6%	499,719	-	(4)
(1)	In the first quarter of 2022, the compensation committee reviewed Ms. Haviland’s overall compensation in her role as chief operating officer and determined to increase her base salary to $581,481 to align with the 50th percentile of our peer group and to provide her with a merit increase for the period beginning on January 1, 2022 and ending on April 3, 2022. In connection with Ms. Haviland’s promotion and transition to serve as our president and chief executive officer as of April 4, 2022, the compensation committee increased her base salary as of that date reflecting her promotion and the market rate for that role.
(2)	Mr. Albers served as our president and chief executive officer through April 3, 2022 and then became our executive chairman. In connection with Mr. Albers’ transition to the role of executive chairman, in the first quarter of 2022 the compensation committee reviewed Mr. Albers’ overall compensation and determined to maintain his base salary of $745,000 for the period beginning on January 1, 2022 and ending on April 3, 2022 and set a base salary of $425,000 for the remainder of 2022.
(3)	Salary increase reflects a market adjustment to align with the 50th percentile of our peer group in addition to a merit increase. The base salary of Mr. Landsittel was consistently below the 50th percentile of our peer group in prior years notwithstanding salary adjustments in previous years to bring his base salary closer to the 50th percentile of our peer group.
(4)	The executive’s salary was not impacted by the chief executive officer transition discussed above as their role did not change.
(5)	In the first quarter of 2022, the compensation committee reviewed Ms. Rossi’s overall compensation in her role as chief commercial officer and determined to increase her base salary to $488,383 based on merit for the period beginning on January 1, 2022 and ending on April 3, 2022. In connection with the transition of roles of Mr. Albers and Ms. Haviland described in footnote (1) and (2) above, Ms. Rossi was promoted and appointed to serve as our chief operating officer effective April 4, 2022, and the compensation committee set a base salary of $581,500 for the remainder of 2022 to reflect the market rate for that role.

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ANNUAL PERFORMANCE-BASED CASH INCENTIVES

Our board of directors has adopted the executive bonus plan, which provides for cash bonus payments to eligible executives based upon the annual attainment of performance targets established by the compensation committee for each executive during the first quarter of the applicable fiscal year. The payment targets are related to individual performance measures or objectives (other than for our chief executive officer), which we refer to as individual performance goals, and corporate financial and operational measures or objectives, which we refer to as corporate performance goals. Target award split between company and individual achievement for both the CEO and our NEOs is as follows:

We believe this executive bonus plan provides incentive that motivates and rewards achievement of performance goals that directly correlates to serving our mission to deliver for our patients and further our company objectives for the short- and long-term, which we believe will lead to the enhancement of stockholder value, consistent with our compensation philosophy.

Each executive officer who is selected to participate in the executive bonus plan has a target award opportunity set for each performance period. Subject to the rights contained in any agreement between the executive officer and the company, an executive officer must be employed by the company on the bonus payment date to be eligible to receive a bonus payment. The executive bonus plan also permits the compensation committee to approve additional bonuses to executive officers in its sole discretion, but the compensation committee did not approve any such additional bonuses in 2022. Each of our named executive officers is eligible to participate in the executive bonus plan. Our compensation committee caps annual cash incentive program payouts in any given year at 150% of the target payout level.

Below is the list of the company’s 2022 corporate performance goals and relative weighting assigned to each goal, which were approved by our board of directors and considered by our executive leadership team and compensation committee in their respective assessment of the company’s achievement of corporate performance goals for 2022:

Positively impact patients’ lives around the world through the sustainable and compliant delivery of our medicines [relative weighting: 50%]

●	Achieve specified product revenue targets in U.S. and global commercial sales and in milestones or other revenue and specified operating expense by the end of 2022*
●	Advance the systemic mastocytosis (SM) franchise*:
-	Increasing the U.S. number of diagnosed systemic mastocytosis patients*
-	Submitting AYVAKIT U.S. sNDA in non-advanced SM
-	Securing AYVAKYT EU approval in advanced SM*
-	Achieving certain data results from Phase 2/3 clinical trial in indolent SM evaluating BLU-263*

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Leverage our organizational expertise and operational discipline to thoughtfully discover, develop, acquire and deliver transformative medicines [relative weighting: 30%]

●	Advance the EGFR franchise towards registration*
●	Establish proof of concept and enroll first patient in a combination cohort for BLU-222*
●	Nominate a wild-type KIT development candidate*
●	Initiate a certain number of research programs*

Sustain and reinforce our differentiated culture to attract and retain diverse and highly capable talent; and promote our leadership in precision medicine to expand our external engagements [relative weighting: 20%]

●	Achieve a certain percentage of favorability in overall employee engagement and enablement and sustain a certain voluntary turnover rate*
●	Further diversify our workforce through internal development and recruitment efforts*
●	Execute on certain business development priorities in line with the corporate strategy*

* These corporate performance goals include highly sensitive competitive data, including pre-clinical, clinical, regulatory and financial targets. We do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. We purposely set these goals at challenging levels. Revealing certain elements of these goals could potentially reveal insights about our pre-clinical, clinical, regulatory and strategic plans or objectives that our competitors or potential collaborators could use against us.

Based on the recommendation of our compensation committee (including the overachievement on some goals balanced against the underachievement of others), our board determined that our company achieved the 2022 corporate performance goals at 95%, as set forth in the table below.

		Assessment of Actual
	Relative	Achievement for 2021	Weighted
2022 Corporate Goals	Weighting	(% of Target Award)	Performance
Positively impact patients’ lives around the world through the sustainable and compliant delivery of our medicines	50%	98%	49%
Leverage our organizational expertise and operational discipline to thoughtfully discover, develop, acquire and deliver transformative medicines	30%	77%	23%
Sustain and reinforce our differentiated culture to attract and retain diverse and highly capable talent; and promote our leadership in precision medicine to expand our external engagements	20%	115%	23%
Total	100%		95%

The individual objectives assigned in 2022 to our named executive officers other than our chief executive officer were as follows:

Michael Landsittel

Mr. Landsittel was assigned objectives related to (1) expanding corporate presence and influence, both externally and internally, including strengthening external relationships with our sell-side analysts and embracing initiatives to further expand accessibility and influence inside the company and (2) ensuring the continued evolution of the finance, information systems & facilities functional capabilities and processes to meet the needs of Blueprint as we continue to expand globally. For 2022, the compensation committee determined that Mr. Landsittel achieved 120% of his individual objectives.

Fouad Namouni, M.D.

Dr. Namouni was assigned objectives related to (1) leveraging the integrated research and development organization to enable pipeline execution and external sourcing of innovation and (2) increasing in-person engagement with stockholders, with a focus on portfolio strategy and execution. For 2022 the compensation committee determined that Dr. Namouni achieved 95% of his individual objectives.

Christina Rossi

Ms. Rossi was assigned objectives related to (1) increasing the intrinsic enterprise value of Blueprint and driving closer alignment between internal and external views of enterprise value to best position the company post Pioneer read-out, and (2) expanding her internal and external profile and leadership/stewardship of Blueprint’s culture. For 2022, the compensation committee determined that Ms. Rossi achieved 95% of her individual objectives.

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Tracey L. McCain, Esq.

Ms. McCain was assigned objectives related to (1) fostering Blueprint’s culture of integrity, and (2) continuing to build internal visibility and engagement with key stakeholders. For 2022, the compensation committee determined that Ms. McCain achieved 120% of her objectives.

Based on company and individual performance in 2022, the compensation committee approved the following cash incentive payments under the executive bonus plan for each of our named executive officers:

			2022	2022 Actual
	Target Award		Actual Cash	Cash Incentive
	(% of Base		Incentive	Payment (% of
Name	Salary)		Payment ($)	Target Award)
Kathryn Haviland	68	% (1)	454,430	95%
Jeffrey W. Albers	26	% (1)	123,856	94%
Michael Landsittel	50%		259,858	101%
Fouad Namouni, M.D.	60%		332,705	95%
Christina Rossi	58	% (2)	306,587	96%
Tracey L. McCain, Esq.	50%		252,982	101%

(1)	Mr. Albers and Ms. Haviland’s amounts represent the impact of the changes in base salary and target annual incentive compensation as a result of the transition of their respective roles as of April 4, 2022. For the period beginning on January 1, 2022 and ending on April 3, 2022, Mr. Albers was eligible to earn pro-rated incentive compensation in connection with his services as our president and chief executive officer during that period based on a target bonus percentage of 70% (as a percentage of annualized base salary, weighted 100% with respect to the company’s performance with respect to its goals for the fiscal year ending December 31, 2022). Ms. Haviland was eligible for a prorated cash incentive payment for her role as our (i) chief operating officer for the period of January 1, 2022 through April 3, 2022 based on a target annual incentive compensation equal to 60% of her annualized base salary in effect during such period (which was weighted 75% on company performance and 25% on Ms. Haviland’s individual performance), and (ii) president and chief executive officer for the period of April 4, 2022 through December 31, 2022 based on a target annual incentive compensation equal to 70% of her annualized base salary in effect during that period, weighted 100% on the company’s performance with respect to its goals for the fiscal year ending December 31, 2022. See “Employment, Severance and Change in Control Arrangements” for more information.
(2)	Ms. Rossi’s amounts represent the impact of the changes in her base salary and target annual incentive compensation as a result of the transition of her role as of April 4, 2022. Ms. Rossi was eligible for a prorated cash incentive payment for her role as our (i) chief commercial officer during the period of January 1, 2022 through April 3, 2022 based on a target annual incentive compensation equal to 50% of her annualized base salary in effect during such period, weighted 75% on company performance and 25% on Ms. Rossi’s individual performance, and (ii) chief operating officer during the period April 4, 2022 to December 31, 2022 based on Ms. Rossi’s target annual incentive compensation equal to 60% of her annualized base salary in effect during such period, weighted 75% on company performance and 25% on Ms. Rossi’s individual performance.

EQUITY INCENTIVE AWARDS

We believe that equity grants provide our executives with a strong and direct connection to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and RSUs.

Equity compensation represents the largest at-risk component of our named executive officers’ compensation arrangements. We believe that it is appropriate to align the interests of our executives with those of our stockholders to achieve and sustain long-term stock price growth. For employees at or above the vice president level, including our executive officers, our compensation committee granted a combination of stock options and RSUs in connection with their annual equity awards at a fixed ratio. The compensation committee structured the mix of equity vehicles and the relative weight assigned to each type of award to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even if the stock price does not increase, while also reinforcing an ownership culture and commitment to our long-term success. We also expect to generally grant stock options and RSUs to executive officers in the form of initial grants and on an annual basis in subsequent years. None of our named executive officers is currently party to an employment agreement that provides for an automatic equity award.

Any initial equity awards granted to executive officers in connection with the commencement of their employment, or new hire awards, are generally granted on the first day of the first calendar month following the date of such new hires’ start date of regular employment depending upon the timing of such start date, and any annual equity awards granted to executive officers, or annual awards, are generally granted in the first quarter of the year following the applicable performance period. All stock options granted to our executive officers will: have an exercise price equal

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to the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant; have time-based vesting; and expire ten years after the date of grant. New hire stock option awards vest as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 1/48th of the shares underlying the option monthly thereafter. Annual stock option awards vest monthly as to 1/48th of the shares underlying the option over four years, beginning on the one-month anniversary of the grant date. Upon a termination of employment (except due to death or disability), vesting for stock options granted to executive officers will generally cease and exercise rights will cease three months thereafter. Each RSU granted to our executive officers will have time-based vesting and will entitle the executive officer to one share of our common stock if and when the RSU vests. New hire RSU awards and any annual RSU awards vest as to 25% of the shares underlying the RSU award on the first anniversary of the grant date and as to an additional 25% of the shares underlying the RSU award annually thereafter. Except as described above, vesting for all stock options and RSUs is subject to the executive officer’s continued employment and will cease upon termination of employment (except due to death or disability). In specified termination and change-in-control circumstances, equity awards held by our named executive officers are subject to accelerated vesting. See “—Employment, Severance and Change-in-Control Arrangements” below for further information.

In determining the size of the equity awards to our named executive officers, our compensation committee, with assistance from Aon, considers our company performance, individual performance, the potential for enhancing the creation of value for our stockholders, the company’s broader organizational equity needs and overall dilution, as well as industry and peer group benchmark data. We evaluate our equity award program on an annual basis to ensure that it appropriately links to our long-term performance by aligning the interests of our executives and our stockholders, remains competitive with industry and peer benchmarks and is consistent with our overall equity needs and dilution levels.

In February 2022, our compensation committee granted stock options and RSUs to our named executive officers in the amounts set forth in the table below.

Name	Option Award (# shares)	RSU Award (# shares)
Kathryn Haviland	80,000	40,000
Jeffrey W. Albers (1)	15,000	7,500
Michael Landsittel	25,000	12,500
Fouad Namouni, M.D.	30,000	15,000
Christina Rossi	30,000	15,000
Tracey L. McCain, Esq.	25,000	12,500

(1)	Mr. Albers’ equity awards reflected a prorated portion of his equity award for his service in 2022 as our president and chief executive officer for the period of January 1, 2022 through April 3, 2022.

Performance-Based Restricted Stock Unit Program

We adopted a PSU program for our executive officers, including our chief executive officer and other named executive officers, beginning in 2023. These PSUs are based on achieving a certain level of company total shareholder return over a three-year performance cycle, relative to the S&P Biotech Industry Select Index. Shares at the minimum level of performance can only be earned if performance is at least at the 25th percentile of the Index. Target number of shares can be earned at the 50th percentile, and 150% of target shares can be earned if the company’s relative total shareholder return is at the 75th percentile of the Index. For maximum performance at the top of the Index, total number of shares can be 200% of target.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans and commuting benefits plan, in each case, on the same basis as other employees.

401(k) Plan

We maintain a 401(k) plan that is intended to qualify under Section 401(k) of the Internal Revenue Code. In general, all of our employees, including our named executive officers, are eligible to participate in the 401(k) plan. Under the 401(k) plan, employees may elect to defer their current compensation up to the statutorily prescribed annual limit. We currently match 100% of the first 2%, and 50% of the next 4%., of compensation contributed by an employee to the plan. Matching contributions are 100% vested immediately. Matching contributions made to each of our named executive officers are included in the “2022 Summary Compensation Table” below.

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Employee Stock Purchase Plan

Pursuant to our employee stock purchase plan, employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders.

Perquisites

We do not provide perquisites or personal benefits to our named executive officers other than in connection with relocation assistance for new hires on a limited basis.

No Tax Gross-ups

We do not provide for any tax gross-up payments to our named executive officers other than in connection with the tax protection of certain relocation expenses.

OTHER COMPENSATION POLICIES AND PRACTICES

Clawback Policy

Our clawback policy covers certain incentive compensation paid to our executive officers, or covered executives. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement and intentional misconduct by a covered executive, our compensation committee may require the covered executive to repay to us any qualifying excess incentive compensation received by the covered executive during the 12-month period preceding the publication of such restatement. For purposes of this policy, excess incentive compensation means annual cash bonus and equity incentive compensation that is in excess of the amount such covered executive would have received, if the annual cash bonus and/or equity incentive compensation had been determined wholly or in part based on the restated financial reporting measures.

Stock Ownership Guidelines

In December 2020, our board of directors adopted stock ownership guidelines designed to ensure that our directors and executive officers are focused on both short- and long-term objectives and to better align their interests with other stockholders.

The guidelines provide that each of our chief executive officer and other named executive officers should achieve the ownership level associated with their position within five years from the date of the appointment as the chief executive officer or designation as a named executive officer, as the case may be. Each non-employee director is required to achieve the ownership level required for non-employee directors within five years from the date of their initial election to our board. The guidelines are determined in comparison to base salary as follows.

Named Executive Officer	Applicable Multiple
chief executive officer	3x base salary
other named executive officers	1x base salary
non-employee directors	3x annual cash retainer

When determining stock ownership levels, for 2022 we included shares beneficially owned and shares underlying restricted stock and restricted stock units (whether or not vested) and shares underlying “in-the-money” vested stock option awards. In April 2023, we amended and restated our stock ownership guidelines, eliminating shares underlying vested and unexercised “in-the-money” stock option awards from the calculation of requisite stock ownership levels for the covered parties. As of December 31, 2022, our chief executive officer and other named executive officers and our non-employee directors had each satisfied the requirements of our stock ownership guidelines in effect as of that date, and this determination remained accurate following the April 2023 amendment and restatement of our stock ownership guidelines.

Anti-Hedging and Pledging Policy

Our insider trading policy expressly prohibits all of our employees, including our named executive officers, as well as our directors, from engaging in speculative transactions in our stock, including buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, buying or

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selling derivatives on our securities or any other hedging transactions. Our insider trading policy prohibits all of our employees, including our named executive officers, as well as our directors, from pledging our securities as collateral for a loan.

TAX AND ACCOUNTING CONSIDERATIONS

We account for equity compensation paid to our employees under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ACS Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

Prior to January 1, 2018, when the Tax Cuts and Jobs Act of 2017, or the Tax Act, became effective, Section 162(m) of the Internal Revenue Code, or Section 162(m), generally limited to $1 million the deduction that a public company could claim in any tax year with respect to compensation paid to each of its chief executive officer and three other named executive officers whose compensation was required to be disclosed in the proxy statement (other than the chief financial officer), unless such compensation was performance-based as determined under the Section 162(m) regulations. Under the Tax Act, the performance-based compensation exception has been repealed, subject to certain transition rules. In addition, the deduction limitation now applies to anyone serving as the chief executive officer, the chief financial officer, and the top three other most highly compensated officers, and once an executive becomes a “covered employee” under Section 162(m), the individual will remain a “covered employee” forever (even after leaving the company, including after death). The new rules generally apply to taxable years beginning after December 31, 2017 but do not apply to compensation paid pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. As a result, for fiscal years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, subject to the transition relief. On March 11, 2021, The American Rescue Plan Act of 2021, or ARPA, was signed into law to assist in the economic and health recovery brought on by the COVID-19 pandemic. Beginning on or after January 1, 2027, the ARPA expands the applicability of Section 162(m) to also include the next five highest paid corporate officers so that the total number of covered employees subject to the $1 million deduction limitation will be at least 10. In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, our compensation committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, to maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, our compensation committee has not adopted a policy that all compensation must be deductible. Our compensation committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

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Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

By the compensation committee of the board of directors of Blueprint Medicines Corporation.

Lynn Seely, M.D. (chair)

Habib Dable

Mark Goldberg, M.D.

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2022 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding total compensation, for service rendered in all capacities, earned by or paid to each of our named executive officers during the years indicated.

							Non-Equity
			Stock		Option		Incentive Plan	All Other
			Awards		Awards		Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)		($)(1)		($)(2)	($)		Total ($)
Kathryn Haviland (3)	2022	700,976	2,452,400		2,597,688		454,430	12,200	(5)	6,217,694
President and Chief Executive Officer	2021	501,277	1,307,898		1,412,613		273,509	11,600	(5)	3,506,897
	2020	460,944	771,353		858,243		264,466	8,550	(5)	2,363,556
Jeffrey W. Albers (3)	2022	511,154	459,825	(4)	487,067	(4)	123,856	12,200	(5)	1,594,102
President and Chief Executive Officer	2021	745,000	4,005,200		4,325,704		625,800	11,600	(5)	9,713,304
	2020	645,000	2,435,850		2,710,242		545,025	8,550	(5)	6,344,667
Michael Landsittel	2022	513,300	766,375		811,778		259,858	12,200	(5)	2,363,511
Chief Financial Officer	2021	435,000	1,307,898		1,412,613		232,453	11,600	(5)	3,399,564
	2020	379,575	676,625		752,845		197,379	8,550	(5)	2,014,974
Fouad Namouni, M.D.	2022	583,694	919,650		974,133		332,705	-		2,810,182
President, Research and Development	2021	555,899	1,307,898		1,412,613		300,185	130,437	(6)	3,707,032
	2020	186,154	3,052,725		3,326,739		103,114	-		6,668,732
Christina Rossi	2022	556,430	919,650		974,133		306,587	12,200	(5)	2,769,000
Chief Operating Officer	2021	465,127	1,307,898		1,412,613		248,552	11,600	(5)	3,445,790
	2020	424,773	771,353		858,243		238,934	8,550	(5)	2,301,853
Tracey L. McCain, Esq.	2022	499,719	766,375		811,778		252,982	12,200	(5)	2,343,054
Chief Legal and Compliance Officer	2021	471,433	1,307,898		1,412,613		254,573	11,600	(5)	3,458,117
	2020	453,301	771,353		858,243		254,981	8,550	(5)	2,346,428

(1)	These amounts represent the aggregate grant date fair value of stock option awards and RSU awards granted to our named executive officers in 2022, 2021 and 2020, as applicable, computed in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards. These amounts reported may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, value is realized will depend on the named executive officers’ continued employment, company performance and stock price changes.
(2)	Amounts represent awards to our named executive officers under our executive bonus plan, which were earned for performance in 2022, 2021 and 2020 and paid in each respective following year. See “Annual Performance-Based Cash Incentives” for a description of that program.
(3)	Mr. Albers served as our president and chief executive officer through April 3, 2022 and transitioned into the role of executive chairman for the remainder of 2022. On April 4, 2022, Ms. Haviland transitioned from chief operating officer to president and chief executive officer. Mr. Albers and Ms. Haviland also serve as members of our board of directors but do not receive any additional compensation for such service.
(4)	Exclusive of an increase of $80,636 in fair value that resulted from the following two modifications to Mr. Albers' awards under FASB ASC Topic 718: (1) in January 2022, when the company announced the transition of Mr. Albers' role from chief executive officer to executive chairman, the company recorded an accounting modification of Mr. Albers’ unvested non-qualified stock option and RSU awards due to continued vesting after significant reduction in Mr. Albers' responsibilities; (2) in December 2022, the company recorded a modification of Mr. Albers’ non-qualified stock option and RSU awards when the company and Mr. Albers entered into an Amendment Agreement, pursuant to which the parties amended the terms of each of the outstanding non-qualified stock option and RSU awards granted to Mr. Albers to provide, among other things, that such non-qualified options and RSU awards will: (i) continue to vest for as long as Mr. Albers continues to provide services to the company as an employee, member of our board of directors or consultant and (ii) with respect to such non-qualified stock options, unless Mr. Albers is terminated for cause, be exercisable until twelve (12) months following the date Mr. Albers ceases to provide services to the company or the applicable expiration date (as defined in the respective agreements), if earlier.
(5)	Amount represents the dollar value of matching contributions made under our 401(k) plan.
(6)	Amount represents the reimbursements for expenses incurred in connection with Dr. Namouni’s relocation to the Cambridge, MA area after joining us, including $36,951 related to a tax gross-up, consistent with our relocation assistance practices.

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GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2022

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2022 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

			Estimated Future		All Other			Grant
			Payouts Under Non		Stock	All Other Option	Exercise or	Date Fair
		Date of	Equity Incentive		Awards:	Awards: Number	Base Price	Value of
		Compensation	Plan Awards (1)		Number of	of Securities	of Option	Stock and
		Committee	Target	Maximum	Shares of Stock	Underlying	Awards	Option Awards
Name	Grant Date	Approval	($)	($)(2)	or Units (#)	Options (#)	($)(3)	($)(4)
Kathryn Haviland			476,663	714,995
	3/1/2022	2/18/2022			40,000	80,000	61.31	5,050,088

Jeffrey W. Albers			131,964	197,946
	3/1/2022	2/18/2022			7,500	15,000	61.31	946,892	(5)

Michael Landsittel			256,650	384,975
	3/1/2022	2/18/2022			12,500	25,000	61.31	1,578,153

Fouad Namouni, M.D.			350,216	525,325
	3/1/2022	2/18/2022			15,000	30,000	61.31	1,893,783

Christina Rossi			319,947	479,921
	3/1/2022	2/18/2022			15,000	30,000	61.31	1,893,783

Tracey L. McCain, Esq.			249,860	374,789
	3/1/2022	2/18/2022			12,500	25,000	61.31	1,578,153

(1)	Amounts shown in the “Target ($)” and “Maximum ($)” columns reflect the target and maximum amounts payable to each named executive officer under our 2022 annual executive bonus plan as described under “Annual Performance-Based Cash Incentives” above. Actual payments attributable to performance in 2022 are provided in the “2022 Summary Compensation Table.” As there are no threshold amounts with respect to these performance-based cash payments, the column “Threshold ($)” is inapplicable and therefore has been omitted from this table.
(2)	Our compensation committee determined to formally cap annual executive bonus plan payouts at 150% of the target payout level.
(3)	The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the grant date.
(4)	These amounts represent the aggregate grant date fair value of awards granted to each of our named executive officers in 2022, computed in accordance with FASB ASC Topic 718. Such grant-date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards.
(5)	Exclusive of an increase of $80,636 in fair value that resulted from the following two modifications to Mr. Albers' awards under FASB ASC Topic 718: (1) in January 2022, when the company announced the transition of Mr. Albers' role from chief executive officer to executive chairman, the company recorded an accounting modification of Mr. Albers’ unvested non-qualified stock option and RSU awards due to continued vesting after significant reduction in Mr. Albers' responsibilities; (2) in December 2022, the company recorded a modification of Mr. Albers’ non-qualified stock option and RSU awards when the company and Mr. Albers entered into an Amendment Agreement, pursuant to which the parties amended the terms of each of the outstanding non-qualified stock option and RSU awards granted to Mr. Albers to provide, among other things, that such non-qualified options and RSU awards will: (i) continue to vest for as long as Mr. Albers continues to provide services to the company as an employee, member of our board of directors or consultant and (ii) with respect to such non-qualified stock options, unless Mr. Albers is terminated for cause, be exercisable until twelve (12) months following the date Mr. Albers ceases to provide services to the company or the applicable expiration date (as defined in the respective agreements), if earlier.

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OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022. Unless otherwise specified, the equity awards are subject to certain acceleration of vesting provisions as set forth in the applicable named executive officer’s employment agreement, as amended, and respective equity award agreements as described in further detail below under “Employment, Severance and Change in Control Arrangements.”

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities				Number of		Market Value of
	Underlying		Underlying	Option			Shares or Units		Shares or Units
	Unexercised		Unexercised	Exercise	Option		of Stock That		of StockThat
	Options (#)		Options (#)	Price	Expiration		Have Not Vested		HaveNotVested
Name	Exercisable		Unexercisable	($)	Date		(#)		($)(1)
Kathryn Haviland	2	(2)	—	$16.28	2/1/2026	(3)	—		—
	591	(2)	—	$36.05	2/16/2027	(3)	—		—
	39,000	(2)	—	$81.44	2/16/2028	(3)	—		—
	30,468	(4)	2,032	$86.60	3/1/2029	(3)	2,187	(5)	95,812	(3)
	19,593	(6)	8,907	$54.13	3/1/2030	(3)	7,124	(7)	312,102	(3)
	11,429	(8)	14,696	$100.13	3/1/2031	(3)	9,796	(9)	429,163	(3)
	15,000	(10)	65,000	$61.31	3/1/2032	(3)	40,000	(11)	1,752,400	(3)
Jeffrey W. Albers	95,073	(2)	—	$1.87	7/30/2024	(12)	—		—
	20,000	(2)	—	$15.01	2/3/2026	(3)	—		—
	170,000	(2)	—	$36.05	2/16/2027	(3)	—		—
	170,000	(2)	—	$81.44	2/16/2028	(3)	—		—
	103,593	(4)	6,907	$86.60	3/1/2029	(3)	7,437	(5)	325,815	(3)
	61,875	(6)	28,125	$54.13	3/1/2030	(3)	22,500	(7)	985,725	(3)
	35,000	(8)	45,000	$100.13	3/1/2031	(3)	30,000	(9)	1,314,300	(3)
	2,812	(10)	12,188	$61.31	3/1/2032	(3)	7,500	(11)	328,575	(3)
Michael Landsittel	26,363	(2)	—	$1.87	10/8/2024	(12)	—		—
	1,818	(2)	—	$8.80	2/10/2025	(12)	—		—
	10,000	(2)	—	$15.01	2/3/2026	(3)	—		—
	20,000	(2)	—	$36.05	2/16/2027	(3)	—		—
	26,000	(2)	—	$81.44	2/16/2028	(3)	—		—
	18,281	(4)	1,219	$86.60	3/1/2029	(3)	1,312	(5)	57,479	(3)
	17,187	(6)	7,813	$54.13	3/1/2030	(3)	6,250	(7)	273,813	(3)
	11,429	(8)	14,696	$100.13	3/1/2031	(3)	9,796	(9)	429,163	(3)
	4,687	(10)	20,313	$61.31	3/1/2032	(3)	12,500	(11)	547,625	(3)
Fouad Namouni, M.D.	35,208	(13)	29,792	$93.93	10/1/2030	(14)	16,250	(15)	711,913	(14)
	11,429	(8)	14,696	$100.13	3/1/2031	(3)	9,796	(9)	429,163	(3)
	5,625	(10)	24,375	$61.31	3/1/2032	(3)	15,000	(11)	657,150	(3)
Christina Rossi	80,000	(2)	—	$65.75	11/1/2028	(3)	—		—
	6,093	(4)	407	$86.60	3/1/2029	(3)	437	(5)	19,145	(3)
	19,593	(6)	8,907	$54.13	3/1/2030	(3)	7,124	(7)	312,102	(3)
	11,429	(8)	14,696	$100.13	3/1/2031	(3)	9,796	(9)	429,163	(3)
	5,625	(10)	24,375	$61.31	3/1/2032	(3)	15,000	(11)	657,150	(3)
Tracey L. McCain, Esq.	55,000	(2)	—	$28.36	10/3/2026	(3)	—		—
	5,000	(2)	—	$36.05	2/16/2027	(3)	—		—
	39,000	(2)	—	$81.44	2/16/2028	(3)	—		—
	28,031	(4)	1,869	$86.60	3/1/2029	(3)	2,012	(5)	88,146	(3)
	19,593	(6)	8,907	$54.13	3/1/2030	(3)	7,124	(7)	312,102	(3)
	11,429	(8)	14,696	$100.13	3/1/2031	(3)	9,796	(9)	429,163	(3)
	4,687	(10)	20,313	$61.31	3/1/2032	(3)	12,500	(11)	547,625	(3)

(1)	Amounts shown are based on a price of $43.81 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022, the last trading day of the year.
(2)	This option was fully vested as of December 31, 2022.
(3)	This equity award was granted under our 2015 Plan.
(4)	This option vested with respect to 1/48th of the shares underlying the option on April 1, 2019 and vests as to an additional 1/48th of the shares underlying the option each month thereafter through March 1, 2023, subject to continued employment through each applicable vesting date.
(5)	This RSU vests in in four equal installments on each of March 1, 2020, 2021, 2022 and 2023, subject to continued employment through each applicable vesting date.
(6)	This option vested with respect to 1/48th of the shares underlying the option on April 1, 2020 and vests as to an additional 1/48th of the shares underlying the option each month thereafter through March 1, 2024, subject to continued employment through each applicable vesting date.
(7)	This RSU vests in four equal installments on each of March 1, 2021, 2022, 2023 and 2024, subject to continued employment through each applicable vesting date.

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(8)	This option vested with respect to 1/48th of the shares underlying the option on April 1, 2021 and vests as to an additional 1/48th of the shares underlying the option each month thereafter through March 1, 2025, subject to continued employment through each applicable vesting date.
(9)	This RSU vests in four equal installments on each of March 1, 2022, 2023, 2024 and 2025, subject to continued employment through each applicable vesting date.
(10)	This option vested with respect to 1/48th of the shares underlying the option on April 1, 2022 and vests as to an additional 1/48th of the shares underlying the option each month thereafter through March 1, 2026, subject to continued employment through each applicable vesting date.
(11)	This RSU vests in four equal installments on each of March 1, 2023, 2024, 2025 and 2026, subject to continued employment through each applicable vesting date.
(12)	This equity award was granted under our 2011 Plan (as defined below under “Securities Authorized For Issuance Under Equity Compensation Plans”), which was replaced by the 2015 Plan.
(13)	This option vested with respect to 25% of the shares underlying the option on October 1, 2021 and vests to an additional 1/48th of the shares underlying the option each month thereafter through October 1, 2024, subject to continued employment through each applicable vesting date.
(14)	This equity award was granted under our 2020 Plan.
(15)	This RSU vests in four equal installments on each of October 1, 2021, 2022, 2023 and 2024, subject to continued employment through each applicable vesting date.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table sets forth information concerning option exercises and the vesting of RSU awards for each of our named executive officers during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)(1)	(#)	($)(2)
Kathryn Haviland			9,016	552,771
Jeffrey W. Albers	105,000	5,402,050	28,687	1,758,800
Michael Landsittel			7,703	472,271
Fouad Namouni, M.D.			11,391	735,595
Christina Rossi			8,391	499,748
Tracey L. McCain, Esq.			8,841	542,042

(1)	The value realized when the stock options were exercised represents (i) the excess of the closing price of a share of our common stock as reported on the Nasdaq Global Select Market on the date of exercise over the per share exercise price of the stock option, multiplied by (ii) the number of option shares exercised.
(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price market price of a share of our common stock as reported on the Nasdaq Global Select Market on the vest date.

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

We have entered into at-will employment agreements, as amended, with each of our named executive officers in connection with their employment with us. Such employment agreements established the named executive officer’s title, initial compensation arrangements and eligibility to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. We have also agreed under the employment agreements to provide severance benefits upon an involuntary or constructive termination, as we believe such post-employment compensation protections are appropriate in light of similar benefits available to executive officers at companies in our peer group. The employment agreements further provide change-in-control payments and benefits, which we believe are reasonable and competitive and are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our stockholders.

Jeffrey W. Albers, Chairperson of the Board (former Chief Executive Officer and Executive Chairman)

Mr. Albers served as our president and chief executive officer through April 3 2022 and became our executive chairman on April 4, 2022. In connection with Mr. Albers’ transition to the role of executive chairman, in January 2022, we entered into an amended and restated employment agreement with him, effective as of April 4, 2022, and expiring on December 31, 2022, which replaced each prior employment agreement entered into by the company and Mr. Albers. Pursuant to such agreement, Mr. Albers received an annualized base salary of $425,000. For the period beginning on January 1, 2022 and ending on April 3, 2022, Mr. Albers remained eligible to earn prorated incentive compensation in connection with his services as our president and chief executive officer during such

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period based on a target annual incentive compensation of 70% of his annualized base salary in effect during such period, weighted 100% with respect to the Company’s performance with respect to its goals for the fiscal year ending December 31, 2022, provided Mr. Albers remained a member of our board of directors on the day of payment of such incentive compensation. In connection with his transition to serve as our executive chairman, on March 1, 2022 Mr. Albers was granted (i) options to purchase 15,000 shares of the company’s common stock, to vest monthly as to 1/48th of the shares underlying the option over the course of four years, beginning on the one-month anniversary of the grant date, and (ii) 7,500 restricted stock units, to vest ratably in annual installments over four years beginning on the one-year anniversary of the grant date. The vesting of both equity awards is subject to continued service through each applicable vesting date.

Pursuant to the amended and restated employment agreement, if Mr. Albers’ employment had been terminated in 2022 by us without cause or by Mr. Albers for good reason (each term as defined in his employment agreement), and subject to Mr. Albers’ execution of a release of potential claims against us, Mr. Albers would have been entitled to receive: (i) severance in an amount equal to one (1) time Mr. Albers’ annualized base salary then in effect, payable over a 12-month period and (ii) a monthly cash payment for medical and dental benefits for 12 months or Mr. Albers’ COBRA health continuation period, whichever ends earlier. Mr. Albers’ change-in-control payments and benefits were revised pursuant to his amended and restated employment agreement to provide that in the event that Mr. Albers’ employment terminated within 12 months after a sale event (as defined in his employment agreement) either by us without cause or by Mr. Albers for good reason, in lieu of the severance payments and benefits described in the preceding sentence and subject to Mr. Albers’ execution of a release of potential claims against us, Mr. Albers would have been entitled to receive: (i) a lump sum in cash in an amount equal to one and one-half (1.5) times Mr. Albers’ annualized base salary then in effect (or in effect immediately prior to the sale event, if higher), (ii) a monthly cash payment for medical and dental benefits for 18 months or Mr. Albers’ COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Mr. Albers.

On December 23, 2022, we entered into a consulting agreement with Mr. Albers, effective January 1, 2023, pursuant to which Mr. Albers will provide certain advisory services to the company for up to 16 hours per month on average. The advisory services are in addition to the time and responsibilities reasonably expected of members of our board of directors and of the chairperson of the board of directors. For the advisory services, Mr. Albers will receive a fee of $9,583.33 per month ($115,000.00 on an annualized basis). The term of the consulting agreement will end on December 31, 2023, unless otherwise mutually agreed in writing by the parties. The consulting agreement may be terminated by us or by Mr. Albers upon not less than 90 days’ prior written notice to the other party. Either party may terminate the consulting agreement immediately upon written notice to the other party in the event such other party has materially breached the consulting agreement.

 Also on December 23, 2022, we entered into an amendment agreement with Mr. Albers pursuant to which the parties amended the terms of each of the outstanding non-qualified stock options and restricted stock unit awards granted to Mr. Albers to provide, among other things, that such stock options and restricted stock unit awards will (i) continue to vest for as long as Mr. Albers continues to provide services to the company as an employee, member of the board of directors or consultant and (ii) for options, be exercisable (unless Mr. Albers’ employment is terminated by us for cause) for a period of twelve (12) months following the date Mr. Albers ceases to provide services to the company or until any earlier applicable expiration date, as defined in each respective equity award agreement.

If any payments and benefits to be paid or provided to Mr. Albers, whether pursuant to the terms of his amended and restated employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Albers.

Kathryn Haviland, Chief Executive Officer

On April 4, 2022, Ms. Haviland became our president and chief executive officer. In connection with Ms. Haviland’s transition into the role of our president and chief executive officer, on January 4, 2022, we entered into an amended and restated employment agreement with her, effective as of April 4, 2022, which replaced each prior employment agreement entered into by the company and Ms. Haviland, as later amended by the parties effective September 23, 2022. Such agreement provides for an annualized base salary of $745,000, and a target annual incentive

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compensation equal to 70% of such salary, weighted 100% on the company’s performance with respect to its goals for the applicable fiscal year (to be prorated for the period of April 4, 2022 through December 31, 2022), provided Ms. Haviland remains employed on the day of payment of such incentive compensation. For the period of January 1, 2022 through April 3, 2022, Ms. Haviland remained eligible to earn prorated incentive compensation in connection with her services as chief operating officer during such period based on her target annual incentive compensation equal to 60% of her annualized base salary as in effect during such period (to be weighted 75% on the company’s performance and 25% on Ms. Haviland’s individual performance), provided Ms. Haviland remained employed by the company on the day such incentive compensation was paid. In connection with her appointment as our new president and chief executive officer, on March 1, 2022 Ms. Haviland was granted (i) options to purchase 80,000 shares of the company’s common stock, to vest monthly as to 1/48th of the shares underlying the option over the course of four years, beginning on the one-month anniversary of the grant date, and (ii) 40,000 restricted stock units, to vest ratably in annual installments over four years beginning on the one-year anniversary of the grant date. The vesting of both equity awards is subject to continued employment through each applicable vesting date.

Pursuant to the amended and restated employment agreement, if Ms. Haviland’s employment is terminated by us without cause or by Ms. Haviland for good reason (each term as defined in her employment agreement), and subject to Ms. Haviland’s execution of a release of potential claims against us, Ms. Haviland will be entitled to receive: (i) severance in an amount equal to one (1) time Ms. Haviland’s annualized base salary then in effect, payable over a 12-month period and (ii) a monthly cash payment for medical and dental benefits for 12 months or Ms. Haviland’s COBRA health continuation period, whichever ends earlier. Ms. Haviland’s change-in-control payments and benefits were revised pursuant to her amended and restated employment agreement to provide that in the event that Ms. Haviland’s employment is terminated by us without cause or by Ms. Haviland for good reason, in either case within 12 months following the occurrence of a sale event (as defined in Ms. Haviland’s employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Ms. Haviland’s execution of a release of potential claims against us, she will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of (A) two (2) times her base salary then in effect (or in effect immediately prior to the sale event, if higher) plus (B) two (2) times her target annual incentive compensation then in effect (or in effect immediately prior to the sale event, if higher), (ii) a monthly cash payment for medical and dental benefits for 24 months or Ms. Haviland’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Ms. Haviland.

If any payments and benefits to be paid or provided to Ms. Haviland, whether pursuant to the terms of her amended employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Code, the payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Ms. Haviland.

Named Executive Officers Other Than Chief Executive Officer

The employment agreements, as amended, with our named executive officers other than Mr. Albers and Ms. Haviland provide that in the event the executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the executive’s employment agreement), and subject to the executive’s execution of a release of potential claims against us, the executive will be entitled to receive: (i) severance in an amount equal to one (1) time the executive’s annualized base salary then in effect, payable over a 12-month period and (ii) a monthly cash payment for medical and dental benefits for 12 months or the executive’s COBRA health continuation period, whichever ends earlier. If the executive’s employment is terminated by us without cause or by the executive for good reason, in either case within 12 months following the occurrence of a sale event (each term as defined in the executive’s existing employment agreement), subject to the executive’s execution of a release of potential claims against us, the executive will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of (A) one and one-half (1.5) times the executive’s base salary then in effect (or in effect immediately prior to the sale event, if higher) plus (B) one and one-half (1.5) times the executive’s target annual incentive compensation then in effect (or in effect immediately prior to the sale event, if higher), (ii) a monthly cash payment for medical and dental benefits for 18 months or the executive’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by the executive.

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If any payment and benefits to be paid or provided to a named executive officer, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Code, the payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

OTHER AGREEMENTS

Each of our named executive officers has entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. Such agreement also provides that during the period of the named executive officer’s employment and for 12 months thereafter, subject to specified terms and conditions and provisions required by law, the named executive officer will not compete with us and will not solicit our employees, consultants, customers or suppliers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The amount of compensation and benefits payable to each named executive officer under our employment agreements in various termination and/or change-in-control situations has been estimated in the table below, which assumes that such termination and/or change-in-control occurred on December 30, 2022, the last business day of the fiscal year ended December 31, 2022, and that no noncompetition-related payments will be made following any such termination. Such compensation and benefits amounts were calculated based on employment agreements, as amended, in effect on December 30, 2022. The value of the equity vesting acceleration was calculated based on the assumption that the change-in-control and/or the executive’s employment termination occurred on December 30, 2022. For purposes of the following table, we have used $43.81 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022, the last trading day of the year 2022, to estimate the value of our common stock upon acceleration. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options subject to vesting acceleration as of December 30, 2022 by the difference between the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022 and the exercise price for such unvested stock options. The value of the RSU vesting acceleration was calculated by multiplying the number of unvested

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RSUs subject to vesting acceleration as of December 30, 2022 by the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022.

		Triggering Event
					Resignation for
			Resignation for Good		Good Reason or
			Reason or Termination		Termination
			Without Cause Before		Without Cause
		Sale Event Without	or More Than 12		Within 12 Months
		Termination of	Months Following a		Following a
Name	Benefit	Employment ($)	Sale Event ($)		Sale Event ($)
Kathryn Haviland (1)	Severance payments	—	745,000	(2)	1,490,000	(3)
	Cash incentive payments	—	-		1,043,000	(4)
	Health care continuation	—	24,400	(5)	48,800	(6)
	Acceleration of equity award vesting	—			2,589,478	(7)
	Total	—	769,400		5,171,278
Jeffrey W. Albers(8)	Severance payments	—	425,000	(2)	637,500	(9)
	Cash incentive payments	—	-		-	(10)
	Health care continuation	—	24,584	(5)	36,876	(11)
	Acceleration of equity award vesting	—			2,954,415	(7)
	Total	—	449,584		3,628,791
Michael Landsittel	Severance payments	—	513,300	(2)	769,950	(9)
	Cash incentive payments	—	-		384,975	(10)
	Health care continuation	—	24,584	(5)	36,876	(11)
	Acceleration of equity award vesting	—			1,308,079	(7)
	Total	—	537,884		2,499,880
Fouad Namouni, M.D.	Severance payments	—	583,694	(2)	875,541	(9)
	Cash incentive payments	—	-		525,325	(10)
	Health care continuation	—	24,584	(5)	36,876	(11)
	Acceleration of equity award vesting	—			1,798,225	(7)
	Total	—	608,278		3,235,967
Christina Rossi	Severance payments	—	581,500	(2)	872,250	(9)
	Cash incentive payments	—	-		523,350	(10)
	Health care continuation	—	-		-
	Acceleration of equity award vesting	—			1,417,560	(7)
	Total	—	581,500		2,813,160
Tracey L. McCain, Esq.	Severance payments	—	499,719	(2)	749,579	(9)
	Cash incentive payments	—	-		374,789	(10)
	Health care continuation	—	24,584	(5)	36,876	(11)
	Acceleration of equity award vesting	—			1,377,036	(7)
	Total	—	524,303		2,538,280

(1)	Ms. Haviland’s employment agreement was amended and restated effective April 4, 2022 in connection with her transition to the role of president and chief executive officer including the amount of compensation and benefits payable to Ms. Haviland in various termination and/or change-in-control situations, as later amended by the parties effective September 23, 2022. See “— Named Executive Officers Other Than Chief Executive Officer” above for a description of such amounts.
(2)	Represents continued base salary in an amount equal to one (1) time the named executive officer’s annualized base salary in effect as of December 30, 2022.
(3)	Represents a lump sum in cash in an amount equal to two (2) times Ms. Haviland’s annualized base salary in effect as of December 30, 2022.
(4)	Represents a lump sum in cash in an amount equal to two (2) times Ms. Haviland’s target annual incentive compensation in effect on December 30, 2022.
(5)	Represents the aggregate of monthly cash payments for 12 months for continued medical and dental benefits for the named executive officer.
(6)	Represents the aggregate of monthly cash payments for 24 months for continued medical and dental benefits for Ms. Haviland.
(7)	Represents the acceleration of vesting as to 100% of the unvested equity awards held by the named executive officer on December 30, 2022.
(8)	Mr. Albers’ employment agreement was amended and restated effective April 4, 2022 in connection with his transition to the role of executive chairman, including the amount of compensation and benefits payable to Mr. Albers in various termination and/or change-in-control situations. See “—Jeffrey W. Albers, Chairperson of the Board (former Chief Executive Officer and Executive Chairman)” above for a description of such amounts.
(9)	Represents a lump sum in cash in an amount equal to one and one-half (1.5) times the named executive officer’s annualized base salary in effect as of December 30, 2022.
(10)	Represents a lump sum in cash in an amount equal to one-and-one half (1.5) times the named executive officer’s target annual incentive compensation in effect on December 30, 2022.
(11)	Represents the aggregate of monthly cash payments for 18 months for continued medical and dental benefits for the named executive officer.

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LIMITATION OF LIABILITY AND INDEMNIFICATION

As permitted by Delaware law, our amended and restated certificate of incorporation, or certificate of incorporation, provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation also provides that any repeal or modification of such article by our stockholders or amendment to Delaware law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

In addition, as permitted by Delaware law, our amended and restated bylaws, or bylaws, provide that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by Delaware law as the same may be amended (except that in the case of amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which such person is or is threatened to be made a party because such person is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. The bylaws also provide for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees. In addition, the bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses is a contract right and will not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation or bylaws, agreement, vote of stockholders or otherwise. Furthermore, our bylaws authorize us to provide insurance for our directors, officers and employees against any liability, whether or not we would have the power to indemnify such person against such liability under Delaware law or the provisions of our bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the certificate of incorporation and bylaws.

We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling our company, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 1, 2022 through June 21, 2022, Charles A. Rowland, Jr., Lonnel Coats and Lynn Seely served on our compensation committee and, after both Mr. Rowland’s tenure on our board of directors ended on June 21, 2022 and Habib Dable was appointed to our board of directors, Mr. Dable and Mark Goldberg were appointed to serve on our compensation committee such that the membership for the remainder of the year consisted of Drs. Seely and Goldberg and Mr. Dable. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee, other than Jeffrey W. Albers and Kathryn Haviland, who serve as members of our board of directors but do not serve on our compensation committee. None of the members of our compensation committee is, or ever has been, an officer or employee of our company.

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CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Item 402(u) of Regulation S-K, or Item 402(u), we are providing the following information about the relationship of the total annual compensation of our employees and the total annual compensation of Kathryn Haviland, our chief executive officer. During 2022, Mr. Albers served as our chief executive officer through April 3, 2022 and Ms. Haviland served as our chief executive officer for the remainder of the year. In accordance with SEC rules, we have elected to use Ms. Haviland’s compensation for this pay ratio disclosure. To determine Ms. Haviland’s compensation, we annualized (i) the base salary paid to Ms. Haviland in 2022 in her role as president and chief executive officer, and (ii) the cash incentive compensation awarded to Ms. Haviland while serving in such role attributable to the company’s performance in 2022. We also included the 401(k) plan employer contributions in 2022 for Ms. Haviland, and the grant date fair value of stock options and RSUs awarded in 2022 to Ms. Haviland. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u). The pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY RATIO DISCLOSURE

For 2022, our last completed fiscal year:

●	the total annual compensation of our median employee was $285,218, as determined in accordance with Item 402; and
●	the total annual compensation of our chief executive officer was $6,302,713, as determined in accordance with Item 402 and as described above.

Based on this information, for 2022, the ratio of the total annual compensation of Ms. Haviland to the total annual compensation of our median employee was approximately 22 to 1.

METHODOLOGY

To identify the median employee, as well as to determine the total annual compensation of our median employee, we took the following steps:

●	We determined that, as of December 31, 2022, our global employee population consisted of 614 full-time, part-time and temporary employees, excluding our chief executive officer.
●	To identify the “median employee” from our employee population, for each employee we compared the total amount of salary paid as of December 31, 2022, the bonus earned for 2022 performance, employer contributions in 2022 under our 401(k) plan for our U.S. employees and employer contributions in 2022 under any defined contribution plan, if any, for our non-U.S. employees, and the grant date fair value of stock options and RSUs awarded in 2022 as reflected in our human resources, payroll and equity award systems. In identifying the median employee, we included employees in non-U.S. countries. For our non-U.S. employees, amounts were converted to U.S. dollars using the foreign exchange rates for the period of January 1, 2022 through December 31, 2022. We did not make any cost-of-living adjustments and did not annualize compensation.

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Pay Versus Performance

The following table has been prepared in accordance with the SEC’s new pay versus performance disclosure rules, and reports the compensation of our Principal Executive Officer, or PEO, and the average compensation of the other Named Executive Officers, or non-PEO NEOs, as reported in the Summary Compensation Table, or SCT, for fiscal years 2022, 2021 and 2020, as well as their “compensation actually paid,” or CAP, which is calculated pursuant to the recently adopted SEC rules and certain performance measures required by such rules.

The table and related disclosure also provide information on the total stockholder return, or TSR, of the company as well as of the Nasdaq Biotechnology Index, an independently prepared index that includes companies in the biotechnology industry, or the TSR peer group, on a cumulative basis over fiscal years 2022, 2021 and 2020. In addition, the company’s total revenue, which we consider our most important measure to link CAP to company performance in 2022, has been included in this table as our company selected measure and is shown for the same three fiscal years. As a general matter, our compensation committee does not use CAP as a basis for making compensation decisions, but rather uses a comprehensive pay-for-performance framework to ensure that pay and performance are aligned to our overall business objectives and to shareholder interests. For a more detailed discussion of our compensation committee’s methodology and decisions regarding the compensation awarded to our executive officers for 2022 see – the “Compensation Discussion and Analysis” section above. Moreover, the compensation committee did not consider the disclosure below when determining compensation for any of the fiscal years represented.

LIST OF THE MOST IMPORTANT FINANCIAL MEASURES FOR 2022 COMPENSATION

In accordance with the pay versus performance rules, we list below the financial measures that we consider the most important when linking 2022 CAP to the company’s performance:

Most Important Financial Measures

●	Total Revenues (including Product, Collaboration and Other Revenues)
●	Operating Expenses

The two financial measures listed above are the two financial performance measures considered by the company when linking 2022 CAP to company performance. The board of directors takes into account additional individual performance relative to predetermined goals in deriving pay decisions for our PEO and non-PEO NEOs. In addition, we chose total revenues as our company selected measure for the pay for performance table below, as it is the aggregate of the product, collaboration and other revenues outlined above and is a key component for our annual executive bonus plan that results in annual cash incentive payments to the CEO and non-PEO NEOs.

The following table sets forth the compensation for our PEO and the average compensation for our non-PEO NEOs, both as reported in the SCT and with certain adjustments to reflect the CAP to such individuals, as defined under SEC rules, for 2022.

										Company
					Average	Average	Value of Initial Fixed $100			Selected
	SCT Total	CAP	SCT Total	CAP	SCT Total	CAP	Investment Based on:			Measure:
	PEO	PEO	PEO	PEO	Non-PEO	Non-PEO		Peer Group	Net income	Total
	Haviland	Haviland	Albers	Albers	NEOs	NEOs	TSR	TSR	(loss)	Revenues
Year (1)	($)(2)	($)(3)	($)(2)	($)(4)	($)(2)	($)(5)	($)(6)	($)(7)	($ millions)	($ millions)
2022	6,217,694	1,110,115	1,594,102	(9,751,962)	2,571,437	(1,713,167)	55	111	(558)	204
2021	N/A	N/A	9,713,304	7,061,616	3,747,755	3,452,235	134	125	(644)	180
2020	N/A	N/A	6,344,667	14,864,113	3,348,422	5,488,406	140	126	314	794

(1)     PEO and non-PEO NEOs for the applicable years were as follows:

●   2022: Jeffrey W. Albers served as the company’s PEO through April 3, 2022 when Kathryn Haviland became the Company’s PEO. The company’s non-PEO NEOs for 2022 were: Michael Landsittel, Fouad Namouni, MD., Christina Rossi, and Tracey L. McCain, Esq.

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●   2021: Jeffrey W. Albers served as the company’s PEO for the entirety of 2021. The company’s non-PEO NEOs for 2021 were: Michael Landsittel, Percy Carter, PhD., Fouad Namouni, MD., and Kathryn Haviland.

●   2020: Jeffrey W. Albers served as the Company’s PEO for the entirety of 2020. The company’s non-PEO NEOs for 2020 were: Michael Landsittel, Fouad Namouni, MD., Tracey L. McCain, Esq., and Kathryn Haviland.

(2)     Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in which the NEO served as PEO in the case of Jeffrey W. Albers and Kathryn Haviland and (ii) the average of the total compensation reported in the SCT for the applicable year for the Company’s named officers other than the individual serving as PEO for all or a portion of such years.

(3)     Amounts reported in this column are based on total compensation reported for Kathryn Haviland in the SCT for 2022 since her PEO tenure began on April 4, 2022, and are adjusted as shown in the table below to reflect the CAP. Ms. Haviland’s annual equity awards granted on March 1, 2022 are included in the CAP as they were granted to her in connection with her transition to our PEO. There were no adjustments from dividends, pension plans or awards that failed to meet applicable vesting conditions.

Haviland
2022
SCT - Total Compensation	$6,217,694
ꟷ Grant Date Fair Value of Option Awards and Stock Awards Granted in FY	(5,050,088)
+ Fair Value at FY-End of Outstanding and Unvested Awards Granted in the FY	3,014,690
+ Change in Fair Value of Awards Granted during the FY that Vested During the FY	447,695
+ Change in Fair Value of Outstanding and Unvested Awards Granted in Prior FYs	(2,376,915)
+ Change in Fair Value of Awards Granted in Prior FYs that Vested During the FY	(1,142,960)
= Compensation Actually Paid (CAP)	$1,110,115

(4)     Amounts reported in this column are based on total compensation reported for Jeffrey W. Albers in the SCT for the indicated fiscal years and adjusted as shown in the table below to reflect the CAP. Year 2022 includes compensation and changes in fair value through April 3, 2022, Mr. Albers’ last day as our PEO. There were no adjustments from dividends, pension plans or awards that failed to meet applicable vesting conditions. The amounts are inclusive of an increase of $80,636 in fair value that resulted from the following two modifications to Mr. Albers' awards under FASB ASC Topic 718: (1) in January 2022, when the company announced the transition of Mr. Albers' role from chief executive officer to executive chairman, the company recorded an accounting modification of Mr. Albers’ unvested non-qualified stock option and RSU awards due to continued vesting after significant reduction in Mr. Albers' responsibilities; (2) in December 2022, the company recorded a modification of Mr. Albers’ non-qualified stock option and RSU awards when the company and Mr. Albers entered into an Amendment Agreement, pursuant to which the parties amended the terms of each of the outstanding non-qualified stock option and RSU awards granted to Mr. Albers to provide, among other things, that such non-qualified options and RSU awards will: (i) continue to vest for as long as Mr. Albers continues to provide services to the company as an employee, member of our board of directors or consultant and (ii) with respect to such non-qualified stock options, unless Mr. Albers is terminated for cause, be exercisable until twelve (12) months following the date Mr. Albers ceases to provide services to the company or the applicable expiration date (as defined in the respective agreements), if earlier.

	Albers
	2022	2021	2020
SCT - Total Compensation	$1,594,102	$9,713,304	$6,344,667
ꟷ Grant Date Fair Value of Option Awards and Stock Awards Granted in FY	(946,892)	(8,330,904)	(5,146,092)
+ Fair Value at FY-End of Outstanding and Unvested Awards Granted in the FY	544,544	7,762,198	10,547,747
+ Change in Fair Value of Awards Granted during the FY that Vested During the FY	83,931	720,892	827,136
+ Change in Fair Value of Outstanding and Unvested Awards Granted in Prior FYs	(7,407,649)	(1,108,581)	2,923,579
+ Change in Fair Value of Awards Granted in Prior FYs that Vested During the FY	(3,700,634)	(1,695,294)	(632,923)
+ Change in Fair Value of Awards Modified during the FY	80,636	-	-
= Compensation Actually Paid (CAP)	$(9,751,962)	$7,061,616	$14,864,113

(5)     Amounts reported in this column are based on the average total compensation reported for the company’s non-PEO NEOs in the SCT for the indicated fiscal year and adjusted as shown in the table below to reflect the CAP. There were no adjustments from dividends, pension plans or awards that failed to meet applicable vesting conditions.

	Average of Other NEOs
	2022	2021	2020
SCT - Total Compensation	$2,571,437	$3,747,755	$3,348,422
ꟷ Grant Date Fair Value of Option Awards and Stock Awards Granted in FY	(1,735,968)	(2,998,095)	(2,767,031)
+ Fair Value at FY-End of Outstanding and Unvested Awards Granted in the FY	1,036,305	3,051,119	4,356,342
+ Change in Fair Value of Awards Granted during the FY that Vested During the FY	153,884	176,550	188,381
+ Change in Fair Value of Outstanding and Unvested Awards Granted in Prior FYs	(2,575,262)	(295,932)	494,425
+ Change in Fair Value of Awards Granted in Prior FYs that Vested During the FY	(1,163,562)	(229,162)	(132,133)
= Compensation Actually Paid (CAP)	$(1,713,167)	$3,452,235	$5,488,406

(6)     Pursuant to rules of the SEC, the comparison of TSR assumes $100 was invested in our common stock on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(7)     The TSR peer group consists of the Nasdaq Biotechnology Index.

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PAY VERSUS PERFORMANCE COMPARATIVE DISCLOSURE

The values calculated for CAP to our PEO and non-PEO NEOs show alignment between value being delivered through compensation and the financial performance measures included in the table above. The following illustrative charts reflect the relationships between PEO and average non-PEO NEO CAP compared to: (i) company TSR, (ii) net income, and (iii) total revenues. The final illustrative chart below reflects the relationship between the company’s TSR and the TSR peer group.

PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VS COMPANY TSR

PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VS NET INCOME

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PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VS TOTAL REVENUES

BLUEPRINT TSR VERSUS PEER GROUP TSR

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Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2022. As of December 31, 2022, we had three equity compensation plans: (i) the 2015 Plan, which replaced the company’s 2011 Stock Option and Grant Plan, or the 2011 Plan, (ii) the 2015 Employee Stock Purchase Plan, or 2015 ESPP, and (iii) the 2020 Plan. The 2011 Plan, 2015 Plan and the 2015 ESPP were approved by our stockholders.

EQUITY COMPENSATION PLAN INFORMATION

	Number of			Number of securities
	securities to be			remaining available for
	issued upon			future issuance under
	exercise of		Weighted average	equity compensation
	outstanding		exercise price of	plans (excluding
	options, warrants		outstanding options,	securities reflected in
Plan Category	and rights		warrants and rights(1)	the first column)(2)
Equity compensation plans approved by security holders (3)	7,199,048	(4)	$67.82	7,281,471	(5)
Equity compensation plans not approved by security holders (6)	928,397		80.23	1,473,235
Total	8,127,445		$69.14	8,754,706

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	As of December 31, 2022, (i) 4,133,728 shares remained available for future issuance under our 2015 Plan, (ii) 3,147,743 shares remained available for future issuance under our 2015 ESPP, and (iii) 1,473,235 shares remained available for future issuance under our 2020 Plan.
(3)	Consists of the 2015 Plan and the 2015 ESPP.
(4)	Amount does not include any purchase rights accruing under the 2015 ESPP during the current purchase period, which commenced on December 1, 2022, because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period on May 31, 2023. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the 2015 ESPP on any one purchase date for any purchase period, including the current purchase period, may not exceed 2,500 shares.
(5)	Our 2015 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2015 Plan to be added on the first day of each fiscal year in an amount equal to 4% of the number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by our board of directors or the compensation committee. Effective January 1, 2023, 2,398,356 additional shares were reserved for issuance under the 2015 Plan pursuant to this provision. Our 2015 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2015 ESPP to be added on the first day of each fiscal year in an amount equal to 1% of the total number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by our board of directors or the compensation committee. Effective January 1, 2023, 599,589 additional shares were reserved for issuance under the 2015 ESPP pursuant to this provision. The increases from January 1, 2023 have not been included in the table.
(6)	Consists of the 2020 Plan.

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PROPOSAL 3

Ratification of the Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2023. Although stockholder approval of our audit committee’s appointment of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young LLP.

Ernst & Young LLP has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Ernst & Young LLP are expected to be present at the annual meeting online and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

AUDIT FEES AND SERVICES

Ernst & Young LLP was our independent registered public accounting firm for the years ended December 31, 2022 and December 31, 2021. The following table summarizes the fees of Ernst & Young LLP billed to us for each of the last two fiscal years. All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2022	2021
Audit Fees (1)	$1,708,106	$1,339,800
Audit-Related Fees (2)	—	—
Tax Fees (3)	311,146	427,445
All Other Fees (4)	—	—
Total Fees	$2,019,252	$1,767,245

(1)	“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2022 or 2021.
(3)	“Tax Fees” consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.
(4)	“All Other Fees” consist of database subscription fees paid to Ernst & Young LLP. No such fees were incurred in 2022 or 2021.

PRE-APPROVAL POLICIES AND PROCEDURES

Our audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management, and the audit committee has approved 100% of the services from Ernst & Young LLP.

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The standard applied by the audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

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Report of the Audit Committee of the Board of Directors

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.

Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by the statement on Auditing Standards 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

By the audit committee of the board of directors of Blueprint Medicines Corporation.

Daniella Beckman, Chair

Lonnel Coats

Mark Goldberg, M.D.

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Certain Relationships and Related Person Transactions

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and any director or executive officer, director nominee, holder of 5% or more of any class of our voting securities or any member of the immediate family of or entities affiliated with any of the foregoing had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Any such transaction must be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Effective August 1, 2022, we entered into a license agreement and stock purchase agreement with IDRx, Inc., or IDRx. Pursuant to these agreements, we licensed our internally discovered KIT exon 13 inhibitor to IDRx in exchange for 4,509,105 shares of IDRx’s Series A preferred stock and the eligibility to receive future milestones and tiered royalty payments. The founders of IDRx are Alexis Borisy, Nicholas Lydon, and George Demetri, each of whom were then-current members of our board of directors. Due to these relationships, the transaction was approved by the non-interested members of our board of directors (including the members of our audit committee).

On December 23, 2022, we entered into a consulting agreement effective January 1, 2023, with Jeffrey W. Albers under which Mr. Albers provides certain advisory services to us for up to 16 hours per month on average. The consulting services are in addition to the time and responsibilities reasonably expected of members of our board of directors and of the chairperson of our board of directors. For the consulting services, Mr. Albers will receive a fee of $9,583.33 per month ($115,000.00 on an annualized basis). The term of the consulting agreement will end on December 31, 2023, unless otherwise mutually agreed in writing by the parties. The consulting agreement may be terminated by us or Mr. Albers upon not less than 90 days’ prior written notice to the other party. Either party may terminate the consulting agreement immediately upon written notice to the other party in the event such other party has materially breached the consulting agreement. This agreement was reviewed and approved by the non-interested members of our board of directors (including the members of our audit committee).

Also on December 23, 2022, we entered into an amendment agreement with Mr. Albers pursuant to which the parties amended the terms of each of the outstanding non-qualified stock options and RSU awards granted to Mr. Albers to provide, among other things, that such stock options and RSU awards will (i) continue to vest for as long as Mr. Albers continues to provide services to the company as an employee, member of our board of directors or consultant and (ii) for such non-qualified stock options, be exercisable (unless terminated for cause) until twelve (12) months following the date Mr. Albers ceases to provide services to the company or the applicable expiration date (as defined in the respective agreements), if earlier. The agreement was reviewed and approved by our compensation committee and our audit committee.

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Stock Ownership and Reporting

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2023 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
●	each named executive officer listed in the Summary Compensation table above; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to stock options that are currently exercisable or will become exercisable within 60 days after March 31, 2023 or RSUs vesting within 60 days after March 31, 2023 are considered outstanding and beneficially owned by the person holding the stock options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in the table below have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to applicable community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of shares of our common stock outstanding as of March 31, 2023. Except as otherwise set forth below, the address of the beneficial owner is c/o Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

	Number of	Percentage of
	shares	shares
	beneficially	beneficially
Name and address of beneficial owner	owned	owned
5% stockholders
Entities affiliated with Fidelity Management & Research (1)	8,974,545	14.85%
Entities affiliated with BlackRock, Inc. (2)	6,274,522	10.39%
Entities affiliated with the Vanguard Group (3)	5,774,456	9.56%
Entities affiliated with Wellington Management Group LLP (4)	5,003,428	8.28%
Entities affiliated with T. Rowe Price Associates, Inc. (5)	4,299,290	7.12%

Named executive officers and directors
Jeffrey W. Albers (6)	821,106	1.34%
Daniella Beckman (7)	4,439	*
Alexis Borisy (8)	88,093	*
Lonnel Coats (9)	60,823	*
Habib Dable (10)	2,429	*
Mark Goldberg, M.D. (11)	43,096	*
Kathryn Haviland (12)	181,021	*
Michael Landsittel (13)	162,949	*
Nicholas Lydon, Ph.D. (14)	82,868	*
Tracey L. McCain, Esq. (15)	194,644	*
Fouad Namouni, M.D. (16)	82,949	*
Christina Rossi (17)	152,247	*
Lynn Seely, M.D. (18)	70,823	*
John Tsai, M.D. (19)	883	*
All executive officers and directors as a group (20 persons) (20)	2,419,489	3.88%

(1)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by entities affiliated with FMR LLC aka Fidelity Management & Research LLC, or Fidelity. The address for Fidelity is 245 Summer Street, Boston, MA 02210.

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(2)	Based solely on a Schedule 13G/A filed with the SEC on January 26, 2023 by BlackRock Inc., or BlackRock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by entities affiliated with the Vanguard Group, or Vanguard. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based solely on a Schedule 13G filed with the SEC on February 6, 2023 by Wellington Management Group LLP, Wellington. The address for Wellington is 280 Congress Street, Boston, MA 02210.
(5)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023 by T. Rowe Price Associates, Inc., or T Rowe Price. The address for T Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.
(6)	Consists of (i) 136,575 shares of common stock and (ii) 684,531 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(7)	Consists of (i) 1,134 shares of common stock and (ii) 3,305 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(8)	Consists of (i) 66,718 shares of common stock and (ii) 21,375 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(9)	Consists of (i) 5,812 shares of common stock and (ii) 55,011 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(10)	Represents 2,429 shares of common stock underlying options exercisable within 60 days of March 31, 2023.
(11)	Consists of (i) 10,812 shares of common stock and (ii) 32,284 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(12)	Consists of (i) 45,549 shares of common stock and (ii) 135,472 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(13)	Consists of (i) 16,994 shares of common stock and (ii) 145,955 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(14)	Consists of (i) 50,584 shares of common stock and (ii) 32,284 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(15)	Consists of (i) 20,699 shares of common stock and (ii) 173,945 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(16)	Consists of (i) 16,819 shares of common stock and (ii) 66,130 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(17)	Consists of (i) 19,034 shares of common stock and (ii) 133,213 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(18)	Consists of (i) 5,812 shares of common stock and (ii) 65,011 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(19)	Represents 883 shares of common stock underlying options exercisable within 60 days of March 31, 2023.
(20)	Consists of (i) 441,621 shares of common stock and (ii) 1,977,868 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2022 except that Mr. Demetri had two late Form 4 transactions due to an administrative oversight and that each of Ms. Beckman, Messrs. Borisy and Coats, and Drs. Goldberg, Lydon and Seely each had one late Form 4 transaction due to an administrative oversight.

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STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS INCLUDED IN PROXY STATEMENT

In order to be considered for inclusion in our proxy statement and proxy card relating to our annual meeting of stockholders to be held in 2024, stockholder proposals must be received by us no later than December 30, 2023, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2023 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

STOCKHOLDER PROPOSALS NOT INCLUDED IN PROXY STATEMENT

In addition, our amended and restated bylaws, or bylaws, establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2024 annual meeting of stockholders but not included in the proxy statement by March 23, 2024, but not before February 22, 2024, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2024 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Blueprint Medicines Corporation, Attention: Nominating and Corporate Governance Committee c/o Chief Legal Officer and Secretary, 45 Sidney Street, Cambridge, Massachusetts 02139.

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokerage firms and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2022 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to you if you contact us at Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139, Attn: Investor Relations, telephone: (617) 714-6674, e-mail: ir@blueprintmedicines.com. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, telephone number or e-mail.

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OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our medicines, statements with respect to plans, strategies, timelines and expectations for our current or future approved drugs and drug candidates, including timelines for marketing applications, approvals and launches, the initiation of clinical trials, or the results of ongoing and planned clinical trials and data publications; expectations related to the of the markets for our current or future approved drugs and drug candidates; the potential benefits of any of our current or future approved drugs or drug candidates in treating patients; and our financial performance, strategy, goals and anticipated milestones, business plans and focus. While we believe the forward-looking statements contained in this proxy statement are accurate, these forward-looking statements represent our beliefs only as of the date of this proxy statement and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Any forward-looking statements in this proxy statement are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this proxy statement, including, without limitation, risks and uncertainties related to our ability and plans in continuing to expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; our ability to successfully expand the approved indications for AYVAKIT/AYVAKYT or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of our current or future drug candidates; our advancement of multiple early-stage efforts; our ability to successfully demonstrate the safety and efficacy of our drug candidates and gain approval of our drug candidates on a timely basis, if at all; the preclinical and clinical results for our drug candidates, which may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; our ability to obtain, maintain and enforce patent and other intellectual property protection for its products or any drug candidates it is developing; our ability to develop and commercialize companion diagnostic tests for its products or any of its current and future drug candidates; our ability to successfully expand our research platform and the costs thereof; and the success of our current and future collaborations, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 16, 2023, and any other filings that we have made or may make with the SEC in the future. Any forward-looking statements contained in this proxy statement represent our views only as of April 28, 2023 and should not be relied upon as representing its views as of any subsequent date. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

TRADEMARKS

Blueprint Medicines, AYVAKIT, AYVAKYT, GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation.

© Blueprint Medicines Corporation April 28, 2023

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Frequently Asked Questions Regarding the Annual Meeting & Voting

Q. Why did I receive these proxy materials?

We have made these materials available to you on the Internet in connection with the solicitation of proxies for use at our 2023 annual meeting of stockholders to be held online on Wednesday, June 21, 2023 at 3:30 p.m., Eastern Daylight Time, at http://www.virtualshareholdermeeting.com/BPMC2023. As a holder of common stock, you are invited to attend the annual meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q. Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q. What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

The election of three Class II directors nominated by our board of directors, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders or until their successor has been duly elected and qualified (Proposal 1);

A non-binding, advisory vote on the compensation paid to our named executive officers (Proposal 2);

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3); and

The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Q. Who can vote at the annual meeting?

To be entitled to vote, you must have been a stockholder of record at the close of business on April 24, 2023, the record date for our annual meeting. As of the record date, there were 60,447,250 shares of our common stock outstanding and entitled to vote at the annual meeting.

Q. How many votes do I have?

Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q. How do I vote?

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., and not in the name of a bank, brokerage firm or other nominee, you may vote your shares as follows:

Over the Internet: To vote over the Internet, please go to the following website: www.proxyvote.com, and follow the instructions on that website for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your

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shares voted, or your Internet vote cannot be completed, and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on June 20, 2023, the day before the annual meeting, for your proxy to be valid and your vote to count.

By Telephone: To vote by telephone, please call 1-800-690-6903, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call, or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on June 20, 2023, the day before the annual meeting, for your proxy to be valid and your vote to count.

By Mail: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the Internet or by telephone. Broadridge Financial Solutions, Inc. must receive the proxy card not later than June 20, 2023, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

During the Annual Meeting: You may vote during the annual meeting by going to http://www.virtualshareholdermeeting.com/BPMC2023 and following the instructions on that website for submitting your vote. You will need the 16-digit control number included on your Notice. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the annual meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares, and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, brokerage firm or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, brokerage firm or other nominee provides you. Many banks, brokerage firms or other nominees solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your bank, brokerage firm or other nominee, they will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3) is considered a discretionary item. Accordingly, your bank, brokerage firm or other nominee may vote your shares in its discretion with respect to that matter even if you do not give voting instructions on Proposal 3.

However, under applicable stock exchange rules that regulate voting by registered banks, brokerage firms or other nominees, the election of our nominees to serve as Class II directors (Proposal 1) and a non-binding, advisory vote on the compensation paid to our named executive officers (Proposal 2) are not considered to be discretionary items. Accordingly, if you do not give your bank, brokerage firm or other nominee voting instructions on Proposals 1 or 2 they may not vote your shares with respect to those matters and your shares will be counted as “broker non-votes” with respect to each such proposal. A “broker non-vote” occurs when shares held by a bank, brokerage firm or other nominee are not voted with respect to a particular proposal because the bank, brokerage firm or other nominee does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients.

Regardless of whether your shares are held in street name, you are welcome to attend the annual meeting online. You may not vote shares held in street name at the annual meeting, however, unless you obtain a legal proxy, executed in your favor, from the holder of record (i.e., your bank, brokerage firm or other nominee). A legal proxy is not the form of proxy included with this proxy statement. You will not be able to vote shares you hold in street name at the annual meeting unless you have a legal proxy from your bank, brokerage firm or other nominee issued in your name giving you the right to vote your shares.

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Q. How do I attend the annual meeting online?

Our 2023 annual meeting will be held entirely online because it allows stockholders to attend the meeting from anywhere while providing stockholders the same rights and opportunities as an in-person meeting and it enables us to continue to support the health and well-being of our partners, employees, and stockholders during the continuing uncertainty and public health impact of the COVID-19 pandemic. There will not be a physical location for in-person stockholder attendance at the meeting. Stockholders of record as of April 24, 2023 will be able to attend and participate in the annual meeting by accessing http://www.virtualshareholdermeeting.com/BPMC2023. To join the annual meeting, you will need to have your 16-digit control number, which is included on your Notice and your proxy card.

Even if you plan to attend the annual meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the annual meeting.

Log in Instructions. To attend the online annual meeting, log in at http://www.virtualshareholdermeeting.com/BPMC2023. Stockholders will need their unique 16-digit control number, which appears on the Notice and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than June 20, 2023, so that you can be provided with a control number and gain access to the meeting.

Q. How do I ask questions at the annual meeting?

If you have logged into the annual meeting using your 16-digit control number and wish to ask a question during the meeting, you may do so on the virtual meeting website by typing your question into the “Ask a Question” field, and clicking “Submit.” Those without a control number will not have the option to ask questions during the meeting.

If questions submitted are repetitive as to a particular topic, the chairperson of the meeting may limit discussion on such topic. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals.

For further details, please review the annual meeting’s Rules of Conduct, which will be posted on http://www.virtualshareholdermeeting.com/BPMC2023 during the annual meeting.

Following the annual meeting, an archived replay of the audio webcast will be available on the Investor Relations section of our website for approximately 30 days thereafter.

Q: How do I access technical support at the annual meeting?

Beginning 15 minutes prior to the start of and during the virtual annual meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Q. Can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.

Attend the annual meeting online and vote as instructed above. Attending the annual meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

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If your shares are held in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote at the annual meeting online if you obtain a legal proxy as described in the answer above.

Q. How many shares must be represented to have a quorum and hold the annual meeting?

A majority of our shares of common stock outstanding at the record date must be present or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

The presence at the annual meeting, online or by proxy, of holders representing a majority of our outstanding common stock as of the record date, April 24, 2023, or approximately 30,223,626 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.

Q. What vote is required to approve each matter and how are votes counted?

Proposal 1—Election of Class II Directors

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

vote FOR all nominees;

vote FOR one or more nominees and WITHHOLD your vote from the other nominee(s); or

WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2— Non-Binding Advisory Vote on the Compensation Paid to Named Executive Officers

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and abstentions will have no effect on the voting on Proposal 2. Proposal 2 is non-binding. Because this vote is advisory and not binding on us or our board in any way, our board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

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Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm

To approve Proposal 3, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is considered a routine matter. If your shares are held by your brokerage firm in street name and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 3. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 3.

Although stockholder approval of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Q. Who will count the vote?

The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.

Q. How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

FOR the election of all of the nominees to serve as Class II directors, each for a three-year term; and

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Q. Are there other matters to be voted on at the annual meeting?

We do not know of any matters that may come before the annual meeting other than the election of our Class II directors, the approval of the compensation of our named executive officers and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Where can I find the voting results?

We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the end of our annual meeting.

Q. What are the costs of soliciting these proxies?

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks or brokerage firms or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

We have engaged Innisfree M&A Incorporated, or Innisfree, to solicit proxies from stockholders in connection with the annual meeting. We will pay Innisfree a fee of approximately $25,000, plus reasonable out-of-pocket fees and expenses for soliciting proxies. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

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Q. Whom should I contact if I have any additional questions?

If you hold your shares directly, please contact us at Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139, Attn: Investor Relations, telephone: (617) 714-6674, e-mail: ir@blueprintmedicines.com.

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your bank, brokerage firm or other nominee directly.

Blueprint Medicines Proxy Statement 2023 | 76

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000613424_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the director nominees in Proposal 1. 1. Election of Directors Nominees 01) Alexis Borisy 02) Lonnel Coats 03) Kathryn Haviland BLUEPRINT MEDICINES CORPORATION ATTN: TRACEY L. MCCAIN 45 SIDNEY STREET CAMBRIDGE, MA 02139 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 20, 2023, the day before the Annual Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BPMC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 20, 2023, the day before the Annual Meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approve a non-binding, advisory vote on the compensation paid to our named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000613424_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com BLUEPRINT MEDICINES CORPORATION Annual Meeting of Stockholders June 21, 2023 3:30 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kathryn Haviland, Tracey L. McCain and Michael Landsittel, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BLUEPRINT MEDICINES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:30 PM, Eastern Daylight Time, on June 21, 2023, via a live webcast at www.virtualshareholdermeeting.com/BPMC2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side